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Computer Sciences Corporation
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Computer Sciences Corporation

     Dear Stockholder:

     You are cordially invited to join CSC’s Board of Directors and senior leadership at our 2012 Annual Meeting of Stockholders to be held on August 7, 2012. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting.

     As stewards of your Company, the Board is focused on achieving long-term performance and creating value for our stockholders through prudent execution of business strategies, risk management, strong corporate governance and top quality talent and succession planning.

     In Fiscal 2012, we made the decision to separate the roles of Chairman and CEO, an action aligned with best governance practices as described under “Strong Corporate Governance Practices” below. We also made several other important changes in the following areas:

  Oversight of Executive Compensation
  Stockholder engagement and outreach

Oversight of Executive Compensation

     The Company’s financial performance in Fiscal 2012 fell short of expectations, which can be attributed to a combination of factors as described more fully in our Annual Report to Stockholders. The Company’s disappointing financial performance in Fiscal 2012 is directly reflected in the incentive compensation realized by our named executive officers.

     The Company and your Board took a number of important steps in Fiscal 2012 to address this underperformance. In March and May 2012, we hired a new CEO and CFO, respectively. Both executives are incented for Fiscal 2013 and beyond by compensation programs closely aligned to stockholder value. Your Board also undertook changes to the design and implementation of our executive compensation programs. We have established an annual incentive program which allows your Board discretion to decrease annual cash incentive payments based on individual performance, as well as company performance. We have also altered the mix of long-term incentive compensation with additional performance-based features to emphasize pay for performance. We also simplified the financial metrics for these programs to focus on a return to sustainable profitability, growth in operating income, free cash flow, revenue, earnings per share and other strategic objectives, such as client satisfaction and individual performance, and adherence to Company values. The net effect of these changes will be a more direct relationship between the compensation opportunity, as well as realized pay and performance, for the named executive officers and senior management in Fiscal 2013.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Strong Corporate Governance Practices

     Your Board is committed to good corporate governance, which helps us build long-term stockholder value and improve our opportunities for success. In connection with the CEO search, we reviewed our leadership structure and determined to separate the offices of Chairman and CEO effective March 2012. The Board believes that this structure provides independent board leadership and engagement as the CEO and Chairman are distinct and separate roles. This structure also ensures constructive engagement among your Board and the CEO and encourages objective viewpoints. This decision was enacted with the appointment of Mike Lawrie as President and CEO, and my appointment as Chairman in March 2012.

Stockholder engagement and outreach

     Stockholders are key participants in the governance of the Company. For this reason, we continually seek to communicate with our stockholders and seek your perspective. Since joining the Company in February 2012, Mike Lawrie has met with investors representing a substantial portion of our investor base to understand their perspectives. The governance area of CSC.com was redesigned to improve accessibility. In our efforts to communicate with you, we have also improved the format of this year’s proxy statement to make it easier to read and to make the material more accessible.

     We know we have work to do in Fiscal 2013 to improve our performance and strengthen the confidence you have in our business. Thank you for being a stockholder and for the trust you have placed in our Company. We value your support. We encourage you to share your opinions, interests and concerns, and invite you to write to us with your reactions and suggestions to the Corporate Secretary, CSC, 3170 Fairview Park Drive, Falls Church, VA 22042.

Rodney F. Chase

Chairman of the Board of Directors

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Computer Sciences Corporation

Notice of 2012 Annual Meeting of Stockholders

Tuesday, August 7, 2012
10:00 a.m., Eastern Time
Executive Briefing Center, 3170 Fairview Park Drive, Falls Church, Virginia 22042

     The 2012 Annual Meeting of Stockholders will be held on Tuesday, August 7, 2012, at 10:00 a.m. Eastern Time, at the headquarters of the Company, 3170 Fairview Park Drive, Falls Church, Virginia 22042. The purpose of the meeting is to vote on:

1.	the election of the nine director-nominees named in the attached proxy statement as directors of CSC;

2.	the approval, by non-binding vote, of the Company’s executive compensation;

3.	the ratification of the appointment of independent auditors; and

4.	such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on June 11, 2012, will be entitled to vote at the meeting and any postponements or adjournments thereof.

     Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

M. Louise Turilli
Secretary

Falls Church, Virginia
June 22, 2012

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

TABLE OF CONTENTS

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2

HOW DO I VOTE?	7

CORPORATE GOVERNANCE	8
Corporate Governance Guidelines	8
Board Leadership Structure	9
Director Independence	9
Oversight of Risk Management	10
Compensation and Risk	11
Equity Ownership Guidelines	11
Talent Management and Succession Planning	11
Oversight of Related Party Transactions	11
Code of Ethics and Standards of Conduct	12
Board Diversity	13
Mandatory Retirement of Directors	13
Resignation of Employee Directors	13
Communicating with the Board or the Chairman	13

BOARD STRUCTURE AND COMMITTEE COMPOSITION	14

DIRECTOR COMPENSATION	17

PROPOSAL 1 - ELECTION OF DIRECTORS	20
Director Nomination Process	20
2012 Director Nominees	21
Summary of Director Qualifications and Experience	26

CERTAIN LITIGATION	27

STOCK OWNERSHIP	30

AUDIT COMMITTEE REPORT	32

EXECUTIVE COMPENSATION	33
Compensation Committee Report	33
Compensation Discussion and Analysis	33
Executive Summary	33
Fiscal 2012 Direct Compensation	36
Other Executive Compensation	46
Compensation Framework	48
Additional Compensation Policies	51
Summary Compensation Table	53
Summary of CEO Non-Severance Compensation Realized in Fiscal 2012	57

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	i

Grants of Plan-Based Awards	59
Outstanding Equity Awards at Fiscal Year-End	60
Option Exercises and Stock Vested	64
Pension Benefits	65
Fiscal Year 2012 Nonqualified Deferred Compensation	67
Potential Payments Upon Change in Control and Termination of Employment	68

PROPOSAL 2 - ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	78

PROPOSAL 3 - RATIFICATION OF INDEPENDENT AUDITORS	79
Fees	79
Pre-Approval Policy	79
Vote Required	79

ADDITIONAL INFORMATION	80
Section 16(a) Beneficial Ownership Reporting Compliance	80
Business for 2013 Annual Meeting	80
Householding; Availability of 2012 Annual Report and Proxy Statement	81

Appendix A - INDEPENDENCE STANDARDS	A-1

ii	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Computer Sciences Corporation

3170 Fairview Park Drive
Falls Church, Virginia 22042

June 22, 2012

PROXY STATEMENT

     We are providing these proxy materials in connection with the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Sciences Corporation (“CSC” or the “Company” and sometimes referred to with the pronouns “we”, “us” and “our”). The Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction card and our 2012 Annual Report to Stockholders (“2012 Annual Report”), which includes our 2012 Annual Report on Form 10-K, were first made available to stockholders on or about June 22, 2012. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

     We are delivering proxy materials for the Annual Meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our 2012 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. More information about Notice and Access is set forth in “Questions and Answers about the Annual Meeting and Voting.”

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Who is soliciting my vote?

     The Board of Directors of CSC (sometimes referred to herein as the “Board”) is soliciting your vote at the 2012 Annual Meeting.

2.	When will the meeting take place?

     The Annual Meeting will be held on Tuesday, August 7, 2012 at 10:00 a.m., Eastern Time, at the headquarters of the Company, 3170 Fairview Park Drive, Falls Church, Virginia 22042.

3.	What is the purpose of the Annual Meeting?

     You will be voting on:

  the election of each of the nine nominees named herein as directors of CSC;

  the approval, by non-binding vote, of the Company’s executive compensation;

  the ratification of the selection of Deloitte & Touche LLP as our auditors for the fiscal year ending March 30, 2013 (“Fiscal 2013”); and

  any other business that may properly come before the meeting.
4.	What are the Board of Directors’ recommendations?

     The Board recommends a vote:

1.	for the election of each of the nine nominees for director;

2.	for the approval, on an advisory basis, of the Company’s executive compensation;

3.	for the ratification of the selection of Deloitte & Touche LLP as our auditors for Fiscal 2013; and

4.	for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.

5.	Who is entitled to vote at the Annual Meeting?

     The Board of Directors set June 11, 2012 as the record date for the Annual Meeting (the “Record Date”). All stockholders who owned CSC common stock at the close of business on June 11, 2012 may attend and vote at the Annual Meeting and any postponements or adjournments thereof.

2	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

6.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

     Under the “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2012 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

7.	Can I vote my shares by filling out and returning the Notice?

     No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by (i) Internet, (ii) telephone, (iii) requesting and returning a paper proxy card or voting instruction card, or (iv) submitting a ballot in person at the meeting.

8.	Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

     If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

     If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. See http://www.icsdelivery.com/csc to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

9.	How many votes do I have?

     You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

10.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	3

     Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

     Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

11.	How many votes must be present to hold the Annual Meeting?

     A majority of our issued and outstanding shares entitled to vote at the Annual Meeting as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

     As of the record date there were 155,301,248 shares of CSC common stock outstanding.

12.	How many votes are required to elect directors and adopt the other proposals?

     Proposal 1 – Election of Directors. Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” any nominee; therefore, they will have no effect on the outcome of the vote on this proposal. In accordance with the Company’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/ Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

     Proposal 2 – Advisory Vote on Executive Compensation. This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

     Proposal 3 – Ratification of Independent Auditors. This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions, and if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

4	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

13.	What if I don’t give specific voting instructions?

     Stockholders of Record. If you are a stockholder of record and you:

  Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

  Return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

     Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the Annual Meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Thus, broker non-votes will not affect the outcome of the election of directors, approval of the Company’s executive compensation or the ratification of the appointment of independent auditors.

     Your broker will vote your street name shares at the Annual Meeting with respect to (i) the election of directors and (ii) approval of the Company’s executive compensation, only if you instruct your broker how to vote. You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to Proposal 1 and Proposal 2.

     Your broker, at his or her discretion, may vote your street name shares on the ratification of the independent auditors if you do not provide voting instructions.

14.	Can I change my vote after I voted?

     Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of CSC, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

15.	What does it mean if I receive more than one Notice, proxy or voting instruction card?

     It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	5

16.	Are there other matters to be acted upon at the meeting?

     The Company does not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

17.	Who is paying for the solicitation of proxies?

     CSC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of CSC stock. We have engaged the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000, not including incidental expenses.

18.	What if I have any questions about voting, electronic delivery or Internet voting?

     Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at 800.542.3070 or e-mail address, investorrelations@csc.com.

6	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

HOW DO I VOTE?

     Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 6, 2012.

Vote on the Internet

     If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

     You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

     If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to CSC, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

     The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

     The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	7

CORPORATE GOVERNANCE

     CSC is committed to maintaining the highest standards of corporate governance, which we believe is essential for sustained success and long-term stockholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include, but are not limited to:

  overseeing the management of our business and the assessment of our business risks;

  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

  reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and

  overseeing our talent management and succession planning.

     The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, action by written consent and other communications with management as appropriate. CSC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors. During the fiscal year ended March 30, 2012 (“Fiscal Year 2012” or “Fiscal 2012”), the Board held 28 meetings. During Fiscal 2012, the Audit Committee held 10 meetings, the Compensation Committee held 10 meetings, and the Nominating/Corporate Governance Committee held 3 meetings. All directors attended 97% of the Board and standing committee meetings. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during Fiscal 2012. Each of the directors then serving attended the 2011 Annual Meeting of Stockholders.

     Governance is a continuing focus at CSC, starting with the Board and extending to all employees. In this section, we describe some of our key governance policies and practices. In addition, we solicit feedback from our stockholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

Corporate Governance Guidelines

     The Board has long adhered to governance principles designed to assure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in CSC’s Corporate Governance Guidelines (the “Guidelines”), which, in conjunction with our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), Amended and Restated Bylaws (“Bylaws”), Board committee charters and related policies, form the framework for the effective governance of CSC.

     The full text of the Guidelines, the charters for each of the Board committees, the Code of Business Conduct (the “Code of Conduct”), the Equity Grant Policy, the Related Party Transactions Policy and Clawback Policy are available on CSC’s Website, www.csc.com, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon request, by calling 800.542.3070 or writing to:

Investor Relations
CSC
3170 Fairview Park Drive
Falls Church, Virginia 22042

8	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Board Leadership Structure

     Under the Guidelines, the Board has the flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. In connection with the CEO search conducted by the Board in Fiscal 2012, the Board reviewed its leadership structure and determined to separate the offices of Chairman and CEO effective upon the commencement of employment of J. Michael Lawrie as President and CEO of the Company on March 19, 2012. Effective on that date, Rodney F. Chase became non-executive Chairman of the Board. The Board believes that this structure provides independent board leadership and engagement as the CEO and Chairman are distinct and separate roles. This structure will also assure constructive engagement among the Board and the CEO, and will encourage objective viewpoints. In addition, this structure allows the CEO to focus on the Company’s business, while the Chairman can focus on corporate governance matters.

     In prior years, the CEO and Chairman roles were combined, and Mr. Michael W. Laphen served as the CEO and Chairman from 2007 to March 19, 2012. The Company believed that this structure was appropriate at the time as Mr. Laphen had over 30 years of experience at the Company and, as a result, had extensive knowledge about the global aspects of the Company’s business and operations. To ensure independent oversight during this period, the Board designated a Lead Director. In Fiscal 2012, Irving W. Bailey, II, served as Lead Director until March 19, 2012, when Mr. Chase assumed the role of non-executive Chairman of the Board.

Board Leadership Structure

  Separation of Chairman and CEO roles
  Non-executive Chairman of the Board, Rodney F. Chase
  Strong Committee Chairs
  Active engagement by all Directors

The Board believes that this structure provides effective oversight of management.

     CSC’s governance processes include executive sessions of the independent directors before and after every board meeting, annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self assessments and the various governance processes contained in the Guidelines and the Board committee charters.

Director Independence

     Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) requirements for director independence (as set forth in Appendix A) and the Board of Directors affirmatively determines that the director has no material relationship with CSC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with CSC). In Fiscal 2012, the Board determined that, with the exception of our CEO, each of the remaining nine directors – Irving W. Bailey, II, David J. Barram, Stephen L. Baum, Erik Brynjolfsson, Rodney F. Chase, Judith R. Haberkorn, F. Warren McFarlan, Chong Sup Park and Thomas H. Patrick – is independent.

     Independent Director Meetings. The non-management directors regularly meet in executive session prior to the commencement and/or after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine. During Fiscal Year 2012, they held nine executive sessions in connection with regularly scheduled Board meetings and held ten additional meetings.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	9

     Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent as defined by the Guidelines. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees and each Compensation Committee member must be a “non-employee director” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Oversight of Risk Management

     We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains the Company’s governance and compliance processes and procedures to promote the highest standards of responsibility, ethics and integrity.

     Management Role. In order for the Company to identify and mitigate the Company’s risk exposures, the Company has established an Enterprise Risk Management (“ERM”) function to (i) identify risks in the strategic, operational, financial reporting and compliance domains, for the Company as a whole, as well as for each operating unit, and (ii) evaluate the effectiveness of existing mitigation strategies. The ERM function reports to the CFO, and coordinates and reviews assessments of internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements. The ERM function periodically reports potential areas of risk to the Board and its committees.

     Board Role. The Board has overall responsibility for oversight of risk and assesses our strategic and operational risks throughout the year, with particular focus on these risks at its May Board meeting. At this meeting, senior management reports on the opportunities and risks faced by the Company in the markets in which the Company conducts business.

     Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

  The Audit Committee oversees risks related to accounting, financial reporting processes and internal controls of the Company as well as reviews the Company’s policies and practices with respect to risk assessment and risk management. During the Audit Committee review, the Committee discusses the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures with management and meets separately with management, internal auditors and independent auditors. The Audit Committee reports the results of its review to the Board.

  The Compensation Committee monitors the risks associated with succession planning and leadership development as well as compensation plans, including evaluating the effect that the Company’s executive and sales compensation plans may have on decision making.

  The Nominating/Corporate Governance Committee monitors the risks related to the Company’s governance structure and process.
10	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Compensation and Risk

     During Fiscal 2012, CSC management reviewed its executive and non-executive (non-sales) compensation programs and also undertook a comprehensive global review of its sales force incentive compensation programs. Management determined that none of its compensation programs encourage or create unnecessary risk taking, and none are reasonably likely to have a material adverse effect on the Company. In conducting this assessment, CSC inventoried its executive, non-executive and sales plans and programs and analyzed the components and design features of these programs in the context of risk mitigation. A summary of the findings of the assessment was provided to the Compensation Committee and the Board. Overall, CSC concluded that (1) CSC’s executive compensation programs provide a mix of awards with performance criteria and design features that mitigate excessive risk taking; (2) non-executive (non-sales) arrangements are primarily fixed compensation (salary and benefits) with limited incentive opportunity and do not encourage excessive risk taking; and (3) sales force compensation, based on multiple local or operating annual incentive compensation plans and its unit plans did not demonstrate any excessive risk. In Fiscal 2013, the Company is undertaking to further align its annual incentive compensation plans and its sales compensation plans to support the Company’s turnaround strategy.

Equity Ownership Guidelines

     Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a three-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under “Compensation Discussion and Analysis – Additional Compensation Policies - Equity Ownership Guidelines.”

Talent Management and Succession Planning

     The Company’s Compensation Committee and Board are actively engaged and involved in succession planning and talent management, and they engage annually in a review of succession plans. The annual review focuses on emerging talent and key positions at the executive officer and operating unit leadership level that are important to the execution of the Company’s strategic priorities and are critical to achieving the Company’s business goals. The Compensation Committee is also updated on issues relating to the overall workforce such as diversity, health and welfare benefits, geographic differences in compensation practices, performance management, and in Fiscal Year 2013, turnover, attrition and engagement. In Fiscal Year 2012, the Company also adopted an Emerging and Key Technical Talent Award Program, which was reviewed at the December Compensation Committee and Board meeting.

Oversight of Related Party Transactions

     The Company has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the Company and any related person (“Interested Transactions”). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during Fiscal Year 2012:

  A director or executive officer of the Company;

  Any nominee for director;
COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	11

  Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and

  Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:
  Any beneficial owner of more than 5% of the Company’s common stock; or

  Any immediate family member of any such beneficial owner, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder, and any person (other than a tenant or employee) sharing the household of such security holder.

     A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

     In determining whether to approve an interested transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an interested transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the interested transaction to the Nominating/Corporate Governance Committee.

     There have been no transactions since April 2, 2011 (i.e., the first day of Fiscal 2012), nor are there any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under the Company’s interested transaction policy or in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

Code of Ethics and Standards of Conduct

     CSC is committed to the highest standards of ethical conduct and professionalism, and our Code of Conduct confirms our commitment to ethical behavior in the conduct of all CSC activities. The Code of Conduct applies to all directors, officers and employees of CSC and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider trading, protection of CSC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and internet-based open line which employees can use to communicate any business ethics-related concerns, and training on ethics and compliance topics for all employees. The open line is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by CSC’s Chief Ethics and Compliance Officer.

12	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

     In Fiscal 2012, there were no waivers of any provisions of the Code of Conduct or the Code of Ethics for the CEO, CFO and CAO. It is CSC’s policy to promptly disclose (i) any waiver of a director or executive officer’s compliance with the Code of Conduct, and (ii) any amendment or waiver of the Code of Ethics for the CEO, CFO and CAO on our website.

Board Diversity

     The Company’s policy on Board diversity is set forth in the Guidelines, which provide that Board membership should reflect diversity in many respects, by including, for example, persons diverse in geography, gender and ethnicity. In addition, the Nominating/Corporate Governance Committee seeks to maintain a mix of individuals who possess experience in the sectors in which the Company operates, such as international business, technology, health care, government service and public policy, as well as those having backgrounds as executives in operations, finance, accounting, marketing and sales. The Nominating/Corporate Governance Committee deems this policy to be effective.

Mandatory Retirement of Directors

     Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Pursuant to the Bylaws, F. Warren McFarlan is retiring from the Board effective at the Annual Meeting.

Resignation of Employee Directors

     Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a CSC employee. Accordingly, our former CEO, Michael W. Laphen, resigned from the Board effective March 19, 2012.

Communicating with the Board or the Chairman

     Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the non-executive Chairman, by writing in care of the Corporate Secretary, Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in her judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	13

BOARD STRUCTURE AND COMMITTEE COMPOSITION

     As of the date of this proxy statement, the Board has ten directors and four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee.

     During Fiscal 2012, the Board established an Ad Hoc Search Committee which conducted the search for our new CEO. The members of the Committee were David J. Barram (Chairman), Rodney F. Chase, Judith R. Haberkorn, and Chong Sup Park. The Committee held 42 meetings during Fiscal 2012 and was dissolved in February 2012 upon the appointment of Mr. J. Michael Lawrie.

     The Executive Committee was established by the Board on May 15, 2012.

     Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be independent. In addition:

  Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee. Two members of the Audit Committee serve on no other public company audit committees, two serve on one other public company audit committee and one serves on two other public company audit committees. The Board has determined that such simultaneous service does not impair the ability of the members of the Audit Committee who serve on the other public company audit committees to effectively serve in their CSC Audit Committee roles.

  Messrs. Barram, Baum, and Patrick each qualifies as an “audit committee financial expert”, for purposes of the rules of the SEC, and all members of the Committee are financially literate. Mr. Patrick has advised the Company that he will not be standing for re-election when his current term expires at the Annual Meeting. Mr. Patrick’s decision not to stand for re-election was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Lawrence A. Zimmerman, a nominee for election to the Board at the Annual Meeting, has extensive experience in corporation finance and accounting, including as former Chief Financial Officer of Xerox Corporation. If elected, Mr. Zimmerman will also serve on the Company’s Audit Committee.

  Each Compensation Committee member must be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

  The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.
14	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Audit Committee

			Number of Fiscal
Committee	Current Members	Primary Responsibilities	2012 Meetings
Audit	David J. Barram (Chairman) Stephen L. Baum Erik Brynjolfsson Thomas H. Patrick	➢ Oversees financial reporting, accounting, control and compliance matters. ➢ Appoints and evaluates the independent auditor. ➢ Reviews with the internal and independent auditors the scope, results and adequacy of their audits and effectiveness of internal controls. ➢ Reviews material financial disclosures. ➢ Pre-approves all audit and permitted non-audit services. ➢ Annually reviews the Company’s compliance programs and receives regular updates about compliance matters. ➢ Annually reviews the Company’s disclosure controls and procedures.	10

     Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the Audit Committee by calling CSC’s Open Line available at http://www.cscopenline.ethicspoint.com. Calls may be confidential or anonymous. All such questions and complaints will be forwarded to the Audit Committee for its review and will be simultaneously reviewed and addressed under the direction of the Vice President, Internal Audit. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct prohibits retaliation against CSC employees for any report or communication made in good faith through the Open Line.

Compensation Committee

			Number of Fiscal
Committee	Current Members	Primary Responsibilities	2012 meetings
Compensation	Chong Sup Park (Chairman) Irving W. Bailey, II Judith R. Haberkorn F. Warren McFarlan	➢ Approves the CEO’s compensation based upon an evaluation of his performance by the independent Directors. ➢ Reviews and approves senior management’s compensation and approves compensation guidelines for all other officers. ➢ Administers incentive and equity compensation plans and, in consultation with senior management, approves compensation policies. ➢ Reviews executive compensation disclosures and annual compensation program risk assessment.	10

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	15

     Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time during Fiscal 2012, or at any other time, one of our officers or employees. No executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Compensation Committee or Board. For information regarding certain related party transactions, see “Oversight of Related Party Transactions.”

Nominating/Corporate Governance Committee

			Number of Fiscal
Committee	Current Members	Primary Responsibilities	2012 meetings
Nominating/ Corporate Governance	David J. Barram (Chairman) Stephen L. Baum Erik Brynjolfsson Judith R. Haberkorn F. Warren McFarlan	➢ Monitors the Board’s structure and operations. ➢ Sets criteria for Board membership. ➢ Searches for and screens candidates to fill Board vacancies and recommends candidates for election. ➢ Evaluates Director and Board performance and assesses Board composition and size. ➢ Evaluates the Company’s corporate governance process. ➢ Recommends to the Board whether to accept the resignation of incumbent Directors that fail to be re-elected in uncontested elections. ➢ Reviews, and makes recommendations to the Board about related person transactions.	3

Executive Committee

			Number of Fiscal
Committee	Current Members	Primary Responsibilities	2012 meetings
Executive	J. Michael Lawrie (Chairman) David J. Barram Rodney F. Chase	➢ Assists the CEO in making decisions on how best to progress the strategy set by the Board between Board meetings. ➢ Assists in time sensitive decision-making to achieve strategic objectives. ➢ Assists in implementation of strategy set by the Board.	0

16	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

DIRECTOR COMPENSATION

     Employee directors do not receive any separate compensation for their Board activities. The following table sets forth the annual retainer and attendance fees paid to our non-management directors. There were no adjustments to the retainers and fees paid to our non-management directors in Fiscal 2012, except for compensation relating to the role of non-executive chairman of the Board.

Fiscal 2012 Director Retainers and Fees
Annual Retainer[1]	$60,000

Annual Equity Award[2]	$125,000

Attendance Fee[1]	$2,000 per day of meetings

Lead Director Retainer[1,3]	$35,000

Non-Executive Chairman Retainer[3]	$150,000

Audit Committee Chairman Retainer[1]	$20,000

Compensation Committee Chairman Retainer[1]	$15,000

Nominating/Corporate Governance Committee Chairman Retainer[1]	$10,000

1.	Amounts payable in cash may be deferred pursuant to the Company’s Deferred Compensation Plan, which is described further below in this proxy statement.
2.	Restricted stock unit awards vest in full at the 2012 Annual Meeting and are automatically redeemed for CSC stock and dividend equivalents (plus interest) when a CSC director ceases to serve on the Board, either in a lump sum or in annual installments over periods of 5, 10 or 15 years, at the director’s election. In addition, restricted stock units vest in full upon a change in control of the Company.
3.	Prorated in Fiscal 2012.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	17

     The following table sets forth for each of the non-management directors certain information with respect to compensation earned in Fiscal Year 2012.

			Change in Pension
			Value and
			Nonqualified
			Deferred
	Fees Earned[1]		Compensation	All Other
Name	or Paid in Cash	Stock Awards[2]	Earnings[3]	Compensation	Total
(a)	(b)	(c)	(f)	(g)	(h)
Irving W. Bailey, II	$169,750	$126,294	$39,630	$--	$335,674

David J. Barram(4)(6)	239,214	126,294	--	--	365,508

Stephen L. Baum	134,000	126,294	26,451	--	286,745

Erik Brynjolfsson	142,000	126,294	--	--	268,294

Rodney F. Chase(5)(6)	202,500	126,294	--	--	328,794

Judith R. Haberkorn(6)	198,000	126,294	--	--	324,294

F. Warren McFarlan	134,000	126,294	9,849	--	270,143

Chong Sup Park(6)	211,000	126,294	7,937	--	345,231

Thomas H. Patrick	124,000	126,294	--	--	250,294
____________________

1.	Column (b) reflects all cash compensation earned during Fiscal Year 2012, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.	Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”) in connection with the RSUs granted on August 15, 2011 to our directors then serving. For a discussion of the assumptions made in the valuation of restricted stock and RSUs, reference is made to the section of Note 1 of the Consolidated Financial Statements in the Company’s 2012 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. The aggregate number of stock awards outstanding for each director at fiscal year-end are as follows:
Aggregate Stock
Awards
Outstanding
Name	as of April 1, 2012
Irving W. Bailey, II	31,052
David J. Barram	20,400
Stephen L. Baum	28,119
Erik Brynjolfsson	5,900
Rodney F. Chase	26,840
Judith R. Haberkorn	14,300
F. Warren McFarlan	32,410
Chong Sup Park	15,000
Thomas H. Patrick	21,800

18	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

3.	Column (f) reflects that portion of the interest credited to the director during Fiscal Year 2012 under the Deferred Compensation Plan, which is considered to be at above-market rates pursuant to SEC rules. The non-management directors do not have a pension plan.

4.	Includes payment of $12,500 for Mr. Barram’s service as Chairman of the Ad Hoc Search Committee.

5.	In Fiscal Year 2012, the Board, on the recommendation of the Compensation Committee, approved a new compensation arrangement for Rodney F. Chase, who assumed the role of non-executive Chairman of the Board for a two-year term. The annual compensation is as follows: a $150,000 cash retainer, an award of restricted stock units granted effective May 22, 2012 having a value of $250,000 and a discretionary award of restricted stock units having a value of $100,000 for Fiscal Year 2013. The amount shown includes a pro rata payment of $5,357 for the Fiscal 2012 retainer for the period from March 19, 2012 to March 30, 2012. In addition, Mr. Chase’s annual retainer and Audit Committee Chairman fees were prorated for the period prior to May 19, 2012.

6.	Includes fees paid for service by such Directors on the Ad Hoc Search Committee. Members of such committee received meeting fees of $2,000 per day of meeting.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	19

PROPOSAL 1 - ELECTION OF DIRECTORS

     Our Board of Directors has nominated nine persons for election as directors at the 2012 Annual Meeting to hold office until their successors have been elected and qualified. Messrs. McFarlan and Patrick are retiring from the Board effective at the Annual Meeting. Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Under this mandatory retirement provision of the Bylaws, Mr. McFarlan is retiring from the Board effective at the Annual Meeting. Mr. Patrick advised the Company that he will not be standing for re-election when his current term expires at the Annual Meeting. Mr. Patrick’s decision not to stand for re-election was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board wishes to thank Messrs. McFarlan and Patrick for the valuable contributions they made during their tenure.

     Directors are elected by a majority vote in uncontested elections; therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). In accordance with the Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

     It is intended that the accompanying proxy, if executed and returned with no voting instructions indicated, will be voted for the election to the Board of the nine director nominees in this proxy statement.

Director Nomination Process

     The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background includes numerous diverse factors including independence, experience, age and gender and ethnic diversity. In addition, the Board believes that current and potential directors collectively should possess the following mix of skills and attributes:

  Professional and personal ethics and values

  Senior level management or operations experience

  Government and public policy experience

  Experience in major academic institution

  Public company governance experience
International business experience Financial literacy and expertise Experience in areas of CSC’s business Independence

     In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers each of these attributes. The Committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness. The Board has identified Lawrence A. Zimmerman as a nominee for election as an independent member of the Board of Directors at the Annual Meeting. Mr. Zimmerman was recommended as a nominee to the Board by the Nominating/Corporate Governance Committee. Mr. Zimmerman has accepted his nomination and has agreed to serve as a director if elected.

     The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under “Business for 2013 Annual Meeting” at the end of this Proxy Statement. The Committee has retained from time to time third-party search firms to identify qualified director candidates and to assist the Committee in evaluating candidates that have been identified by others.

20	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

2012 Director Nominees

     The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

     Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries and growth segments that the Company serves, such as technology, financial services, international business and government, as well as key geographic markets where it operates. Each of the nominees holds or has held senior executive positions in large, complex organizations or has relevant operating experience or experience in a major academic institution. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership development. Each of our nominees also has experience serving on boards of directors and board committees of other public companies.

     The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of origin, background, experience and thought, and the commitment to devote significant time and energy to service on the Board and its Committees. A chart summarizing the attributes and skills of the Board as a whole is set forth further below.

Irving W. Bailey, II Age: 71 Director Since: 1992	CSC Committees: Compensation	Public Directorships: AEGON N.V. Hospira, Inc.

Mr. Bailey is senior advisor to Chrysalis Ventures, Inc., a private equity fund. Prior to his service as senior advisor, Mr. Bailey served as managing director of Chrysalis from 2001 to 2005 and Chairman and Chief Executive Officer of Providian Corporation, an insurance and diversified financial services company from 1988 to 1997. Since 2004, Mr. Bailey has served as a director of Hospira, Inc. and AEGON N.V. and currently serves as AEGON’s vice chairman. Until March 19, 2012, Mr. Bailey served as Lead Director of the CSC Board.

Skills and Qualifications:
  Senior Level Management Experience: Former Chief Executive Officer of Providian
  Public Company Governance Experience: Directorships at two public companies other than CSC
  Experience in CSC’s Business Areas: Extensive executive experience in the financial services industry

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	21

David J. Barram Age: 68 Director Since: 2004	CSC Committees: Audit (Chair) Nominating/Corporate Governance (Chair) Executive	Private Directorships: Mobibucks Corporation

Mr. Barram is director of Mobibucks Corporation, a provider of an alternate payment system and electronic loyalty card and coupon system. Prior to his service as director, Mr. Barram served as Chief Executive Officer of Mobibucks from 2006 to 2007 and Administrator of the U.S. General Services Administration, retired as of 2000. Mr. Barram also served as a director of Pope & Talbot, Inc., from 2001 to 2008, and NetIQ Corporation, from 2002 to 2006. He was also chairman of Mobibucks from 2007 to 2012.

Skills and Qualifications:
  Senior Level Management Experience: Former Chief Financial Officer of Silicon Graphics and Apple Computer
  Government and Public Policy Experience: Former Administrator of the U.S. General Services Administration
  Experience in CSC’s Business Areas: Extensive executive experience in the technology sector
  Financial Literacy: Former Chief Financial Officer of two public companies

Stephen L. Baum Age: 71 Director Since: 1999	CSC Committees: Audit Nominating/Corporate Governance

Mr. Baum is the former chairman and chief executive officer of Sempra Energy, a publicly held energy-services company, retired as of 2006. Mr. Baum served as Sempra’s chairman from 2005 to 2006, chairman and chief executive officer from 2000 to 2005, and president from 2000 to 2004. Mr. Baum was a director of TransAlta Corporation from 2008 to 2012. He formerly served as a director of Enterprise Products Partners in 2006 and senior advisor to Sky Fuel, Inc., a solar energy company, from 2007 to 2009.

Skills and Qualifications:
  Senior Level Management Experience: Former Chief Executive Officer and President of Sempra Energy
  Public Company Governance Experience: Experience as a director of a public company in addition to CSC
  Experience in CSC’s Business Areas: Extensive public company executive officer experience in the energy and technology sectors

22	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Erik Brynjolfsson Age: 50 Director Since: 2010	CSC Committees: Audit Nominating/Corporate Governance

Dr. Brynjolfsson is the Schussel Family Professor at the MIT Sloan School. Dr. Brynjolfsson also serves as the director of the MIT Center for Digital Business, since 2002, a research associate at the National Bureau of Economic Research, since 2006, and the Chairman of the MIT Sloan Management Review, since 2007. Dr. Brynjolfsson lectures worldwide on technology strategy, productivity and intangible assets. Dr. Brynjolfsson served as a director of CSK Corporation from 2006 to 2008.

Skills and Qualifications:
  Public Company Governance Experience: Experience as a director of a public company in addition to CSC
  Major Academic Institution Experience: Professor at the MIT Sloan School; director of the MIT Center for Digital Business
  Experience in CSC’s Business Areas: Internationally recognized expert in technology strategy, productivity and intangible assets and director of the MIT Center for Digital Business

Rodney F. Chase, Non-executive Chair Age: 69 Director Since: 2001	CSC Committees: Audit (ex officio) Nominating/Corporate Governance (ex officio) Compensation (ex officio) Executive	Public Directorships: Genel Energy Ltd. Tesoro Corporation

Mr. Chase assumed the role of non-executive Chairman of the Board of CSC on March 19, 2012. He served as non-executive chairman of Petrofac Ltd., a provider of facilities solutions to the oil and gas industry, from 2005 to 2011. He is also the former Deputy Group Chief Executive and Managing Director of BP p.l.c., an oil and gas company, serving from 1992 to 2003. Mr. Chase served as Deputy Chairman of Tesco p.l.c., from 2002 to 2010, a director of Nalco Company from 2005 to 2011 and a director of Tesoro Corporation since 2005. He became non-executive Chairman of Genel Energy Ltd in 2011.

Skills and Qualifications:
  Senior Level Management Experience: Former Deputy Chief Executive and Managing Director of a major worldwide public company
  Public Company Governance Experience: Experience as a director in four other public companies in addition to CSC
  International Business Experience: Extensive chief executive and operational experience in a major international energy company
  Experience in CSC’s Business Areas: Extensive experience in the energy industry

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	23

Judith R. Haberkorn Age: 65 Director Since: 2007	CSC Committees: Compensation Nominating/Corporate Governance

Ms. Haberkorn was the President of Consumer Sales and Service of Verizon Communications (formerly Bell Atlantic), a provider of broadband, wireline and wireless communications for business, government and consumers, from 1998 to 2000. Ms. Haberkorn also served as a director of Express Jet Holdings, Inc. from 2006 to 2010, Armstrong World Industries from 1997 to 2010, Enesco Group, Inc. from 1993 to 2007 and MCI from 2003 to 2006.

Skills and Qualifications:
  Senior Level Management Experience: Former President of Consumer Sales and Service, Verizon Communications
  Public Company Governance Experience: Experience as a director of four public companies in addition to CSC
  Experience in CSC’s Business Areas: Extensive branding, sales, marketing and executive experience at Verizon, a major U.S. technology company

J. Michael Lawrie Age: 58 Director Since: 2012	CSC Committees: Executive (Chair)	Public Directorships Juniper Networks, Inc.

Mr. Lawrie became a member of the Board of Directors on February 7, 2012 and President and Chief Executive Officer of CSC on March 19, 2012. Prior to joining CSC, he served as Chief Executive Officer of UK-based Misys plc, a leading global IT solutions provider to the financial services industry, from November 2006 to March 2012. From 2008 to 2010, Mr. Lawrie also served as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., an industry leader in electronic health record solutions. Prior to that, Mr. Lawrie was a general partner with ValueAct Capital, a San Francisco-based private investment firm, from 2005 to 2006. He served as Chief Executive Officer of Siebel Systems, Inc., an international software and solutions company, from 2004 to 2005. Previously, Mr. Lawrie spent 27 years with IBM where he held various leadership positions, including Senior Vice President and Group Executive, responsible for sales and distribution of all IBM products and services worldwide; General Manager for operations in Europe, the Middle East and Africa; and General Manager of Industries for the Asia Pacific. Mr. Lawrie is the lead independent, non-executive Director of Juniper Networks, Inc., and is also a Trustee of Drexel University, Philadelphia.

Skills and Qualifications:
  Senior Level Management Experience: Former Chief Executive Officer of Misys plc and Siebel Systems, Inc. Former Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc.
  Public Company Governance Experience: Experience as a former director of Allscripts-Misys Healthcare Solutions, Inc. and a director of Juniper Networks, Inc.
  International Business Experience: Extensive international experience as chief executive of a leading global IT solutions provider to the financial services industry
  Experience in CSC’s Business area: Extensive experience in the IT sector

24	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Chong Sup Park Age: 64 Director Since: 2007	CSC Committees: Compensation (Chair)	Public Directorships: Brooks Automation, Inc. Ballard Power Systems Inc. Seagate Technology Enphase Energy Inc.

Dr. Park is the former Chairman and CEO of Maxtor Corporation, from 2004 to 2006, prior to its acquisition by Seagate Technology, a manufacturer and designer of hard disk drives. He also served as a director of Maxtor Corporation from 1994 to 2006 and has served as a director of Seagate Technology since 2006. Since 2008, Dr. Park has served as a director of Brooks Automation, Inc. Since 2007, he has served as a director of Ballard Power Systems Inc and formerly served as a director for Stats ChipPAC Ltd. from 2004 to 2007 and Smart Modular Technologies, Inc. from 2004 to 2010. Since June 2011, he has also served as director of Enphase Energy Inc.

Skills and Qualifications:
  Senior Level Management Experience: Former Chief Executive Officer of a worldwide computer products and components company
  Public Company Governance Experience: Experience as a director in five public companies other than CSC
  International Business Experience: Experience as a chief executive in a worldwide technology company
  Experience in CSC’s Business Areas: Extensive experience in the technology industry at major corporations

Lawrence A. Zimmerman Age: 69		Public Directorships: Delphi Automotive Brunswick Corporation

Mr. Zimmerman served as Vice Chairman from 2009 to 2011 and as Executive Vice President and Chief Financial Officer from 2002 to 2011, of Xerox Corporation, a worldwide technology and document equipment company. From 1998-1999, he served as Chief Financial Officer of System Software Associate, a software company. Prior to that, he spent 32 years with IBM where he held various positions, including Vice President and Corporate Controller. Since 2009, Mr. Zimmerman has served as a director of Delphi Automotive. Since 2006, he has served as a director of Brunswick Corporation, and formerly served as a director of Stanley, Black & Decker, Inc. from 2005 to 2011.

Skills and Qualifications:
  Senior Level Management Experience: Former Chief Financial Officer of Xerox Corporation, a worldwide technology, document equipment and services company
  Public Company Governance Experience: Experience as a director of two public companies other than CSC
  Experience in CSC’s Business Areas: Extensive experience as a chief financial officer in a worldwide technology, document equipment and services company
  Financial Literacy: Extensive experience in corporation finance and accounting, including as former Chief Financial Officer of a publicly traded worldwide technology, document equipment and services company

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	25

     Set forth below is a chart of the specific qualifications, attributes, skills and experience of the director nominees as a whole. While we look to each director or nominee to be knowledgeable in these areas, and “●” indicates that an item is a specific qualification, attribute, skill or experience that the director or nominee brings to the Board, the lack of a “●” for a particular item does not mean that the director or nominee does not possess that qualification, attribute, skill or experience:

Summary of Director Qualifications and Experience

Professional and Personal Ethics and Values is important given the critical role that ethics plays in the success of our business	•	•	•	•	•	•	•	•	•
Senior Level Management or Operations Experience signifies strong leadership qualities and an understanding of operating plans and strategies	•	•	•		•	•	•	•	•
Government and Public Policy Experience is relevant to the Company’s role as a major government contractor		•
Major Academic Institution Experience brings perspective regarding organizational management and academic research relevant to the Company’s business				•
Public Company Governance Experience supports our goals of strong accountability, transparency and protection of stockholder interests.	•	•	•	•	•	•	•	•	•
International Business Experience is important in understanding and reviewing our global business and strategy					•		•	•
Experience in CSC’s Business Areas is relevant to an understanding of the industries served by the Company	•	•	•	•	•	•	•	•	•
Financial Literacy and Expertise is important in understanding and overseeing our financial reporting and internal controls.	•	•	•	•	•	•	•	•	•
Independence is important to insure the effective oversight of management of the Company	•	•	•	•	•	•		•	•

The Board of Directors recommends a vote FOR each of its nine director nominees.

26	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

CERTAIN LITIGATION

     On May 29, 2009, a class action lawsuit entitled Shirley Morefield vs. Computer Sciences Corporation, et al., Case # A-09-591338-C, was brought in state court in Clark County, Nevada, against the Company and certain current and former officers and directors asserting claims for declarative and injunctive relief related to stock option backdating. The alleged factual basis for the claims is the same as that which was alleged in a prior derivative case, In re CSC Shareholder Derivative Litigation, CV 06-5288, filed in U.S. District Court in Los Angeles, which was dismissed on August 9, 2007, by such court. This dismissal was affirmed on appeal by the Ninth Circuit, which judgment is final. The defendants in the Morefield case deny the allegations in the complaint. On June 30, 2009, the Company removed the case to the United States District Court for the District of Nevada, Case No. 2:09-cv-1176-KJD-GWF. On motion made by the plaintiffs, the District Court remanded the case to state court on February 18, 2010. Defendants filed a motion to dismiss on April 30, 2010, and plaintiffs filed their opposition on June 14, 2010. A hearing took place on August 18, 2010. A decision is still pending. It is not possible to make a reasonable estimate of the amount or range of loss, if any, that could result from this matter at this time.

     As previously disclosed in fiscal 2011, the Company initiated an investigation into out of period adjustments resulting from certain accounting errors in our MSS segment, primarily involving accounting irregularities in the Nordic region. Initially, the investigation was conducted by Company personnel, but outside Company counsel and forensic accountants retained by such counsel later assisted in the Company’s investigation. On January 28, 2011, the Company was notified by the SEC’s Division of Enforcement that it had commenced a formal civil investigation relating to these matters, which investigation has subsequently been expanded to other matters subsequently identified by the SEC, including matters specified in subpoenas issued to the Company from time to time by the SEC’s Division of Enforcement as well as matters under investigation by the Audit Committee of the Board of Directors, as further described below. The Company is cooperating in the SEC’s investigation.

     On May 2, 2011, the Audit Committee commenced an independent investigation into the matters relating to the MSS segment and the Nordic region, matters identified by subpoenas issued by the SEC’s Division of Enforcement, and certain other accounting matters identified by the Audit Committee and retained independent counsel to represent CSC on behalf of, and under the exclusive direction of, the Audit Committee in connection with such independent investigation. Independent counsel has retained forensic accountants to assist their work. Independent counsel also represents CSC on behalf of and under the exclusive direction of the Audit Committee in connection with the investigation by the SEC’s Division of Enforcement.

     The Audit Committee’s investigation has been expanded to encompass (i) the Company’s operations in Australia, (ii) certain aspects of the Company’s accounting practices within its Americas Outsourcing operation, and (iii) certain of the Company’s accounting practices that involve the percentage of completion accounting method, including the Company’s contract with the U.K. National Health Service (“NHS”). In the course of the Audit Committee’s expanded investigation, accounting errors and irregularities have been identified. As a result, certain personnel have been reprimanded, suspended, terminated and/or resigned. All of these investigative activities are ongoing.

     The Company believes the SEC also has expanded its investigation into the foregoing areas as well as into certain related disclosure matters. The SEC’s investigative activities are ongoing. In addition, the SEC’s Division of Corporation Finance has issued comment letters to the Company requesting, among other things, additional information regarding its previously disclosed adjustments in connection with the above-referenced accounting errors, the Company’s conclusions relating to materiality of such adjustments, and the Company’s analysis of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting. The Division of Corporation Finance’s comment letter process is ongoing, and the Company is continuing to cooperate with that process.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	27

     The investigations being conducted by the SEC’s Division of Enforcement and the Audit Committee as well as the review of our financial disclosures by the SEC’s Division of Corporation Finance are continuing and could identify other accounting errors, irregularities or other areas of review. As a result, we have incurred and will continue to incur significant legal and accounting expenditures, and a significant amount of time of our senior management has been focused on these matters that otherwise would have been focused on the growth of the Company. We are unable to predict how long the Division of Enforcement’s and Audit Committee’s investigations will continue or whether, at the conclusion of its investigation, the SEC will seek to impose fines or take other actions against us. In addition, we are unable to predict the timing of the completion of the Division of Corporation Finance’s review of our financial disclosures or the outcome of such review. Publicity surrounding the foregoing or any enforcement action as a result of the SEC’s investigation, even if ultimately resolved favorably for us, could have an adverse impact on our reputation, business, financial condition, results of operations or cash flows.

     Between June 3, 2011, and July 21, 2011, four putative class action complaints were filed in the United States District Court for the Eastern District of Virginia, entitled City of Roseville Employee’s Retirement System v. Computer Sciences Corporation, et al. (No. 1:11-cv-00610-TSE-IDD), Murphy v. Computer Sciences Corporation, et al. (No. 1:11-cv-00636-TSE-IDD), Kramer v. Computer Sciences Corporation, et al. (No.1:11-cv-00751-TSE-IDD) and Goldman v. Computer Sciences Corporation, et al. (No. 1:11-cv-777-TSE-IDD). On August 29, 2011, the four actions were consolidated as In re Computer Sciences Corporation Securities Litigation (No. 1:11-cv-610-TSE-IDD) and Ontario Teachers’ Pension Plan Board was appointed lead plaintiff. A consolidated class action complaint was filed by plaintiff on September 26, 2011, and names as defendants CSC, Michael W. Laphen, Michael J. Mancuso and Donald G. DeBuck. A corrected complaint was filed on October 19, 2011. The complaint alleges violations of the federal securities laws in connection with alleged misrepresentations and omissions regarding the business and operations of the Company. Specifically, the allegations arise from the Company’s disclosure of the Company’s investigation into certain accounting irregularities in the Nordic region and its disclosure regarding the status of the Company’s agreement with NHS. Among other things, the plaintiff seeks unspecified monetary damages. The plaintiff filed a motion for class certification with the court on September 22, 2011, and the defendants filed a motion to dismiss on October 18, 2011. Both motions are fully briefed, a hearing was held on November 4, 2011, and the motions are now pending before the court. The defendants deny the allegations and intend to defend their position vigorously. It is not possible to make reasonable estimates of the amounts or range of losses that could result from this matter at this time.

     On September 13, 2011, a shareholder derivative action entitled Che Wu Hung v. Michael W. Laphen, et al. (CL 20110013376) was filed in Circuit Court of Fairfax County, Virginia, against Michael W. Laphen, Michael J. Mancuso, the members of the Audit Committee and the Company as a nominal defendant asserting claims for breach of fiduciary duty and contribution and indemnification relating to alleged failure by the defendants to disclose accounting and financial irregularities in the MSS segment, primarily in the Nordic region, and the Company’s performance under the NHS agreement and alleged failure to maintain effective internal controls. The plaintiff seeks damages, injunctive relief and attorneys fees and costs. On October 24, 2011, the defendants removed the action to the United States District Court for the Eastern District of Virginia. On November 23, 2011, the plaintiff filed a motion to remand the case to state court. Argument was held on December 15, 2011. During argument the plaintiff voluntarily dismissed his complaint without prejudice to refiling the action in state court. The Court granted the plaintiff’s request, dismissed the complaint without prejudice and denied the motion to remand as moot. On December 22, 2011, the plaintiff refiled his complaint in Circuit Court of Fairfax County, Virginia in a shareholder derivative action entitled Che Wu Hung v. Michael W. Laphen, et al. (CL 2011 18046). Named as defendants are Michael W. Laphen, Michael J. Mancuso, the members of the Audit Committee and the Company as a nominal defendant. The complaint asserts claims for (i) breach of fiduciary duty relating to alleged failure by the defendants to disclose accounting and financial irregularities in the MSS segment, primarily in the Nordic region, and the Company’s performance under the NHS agreement and alleged failure to maintain effective internal controls and (ii) corporate waste. The plaintiff seeks damages, injunctive relief and attorneys fees and costs. On April 6, 2012, the state court stayed the action until the earlier of (i) entry of an order on the pending motion to dismiss In re Computer Sciences Securities Litigation (No. 1:11-cv-610-TSE-IDD) or (ii) July 5, 2012.

28	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

     On May 11, 2012, a separate shareholder derivative action entitled Judy Bainto v. Michael W. Laphen et al. (No. A-12-661695-C), was filed in District Court, Clark County, Nevada, against Messrs. Laphen and Mancuso, members of the Board of Directors and the Company as a nominal defendant. The complaint is substantively similar to the Hung complaint.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	29

STOCK OWNERSHIP

     The following table provides information on Common Stock beneficially owned as of June 11, 2012, by:

  each person or group believed by the Company to own beneficially more than 5% of the outstanding Common Stock;
  each of the seven executive officers named in the Summary Compensation Table under “Executive Compensation,” appearing further below in this proxy statement (the “Named Executive Officers” or the “NEOs”);
  each of the current directors of the Company; and
  all executive officers and directors, as a group.

     Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

	Number of
	Shares
	Beneficially		Percent of
Name and Address of Beneficial Owner[1]	Owned		Class
Dodge & Cox	16,348,664	[2]	10.5%	[2]
555 California Street, 40th Floor
San Francisco, California 94104

T. Rowe Price Associates, Inc.	11,128,203	[4]	7.2%	[4]
100 East Pratt Street
Baltimore, Maryland 21202

BlackRock, Inc.	9,348,974	[3]	6.0%	[3]
40 East 52nd Street
New York, New York 10022

The Vanguard Group	8,619,556	[5]	5.6%	[5]
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

J. Michael Lawrie	0
Michael W. Laphen	1,232,266	[6,7]	[8]
Michael J. Mancuso	194,202	[6]	[8]
James D. Cook	286,749	[6]	[8]
Guy M. Hains	258,951	[6]	[8]
Russell H. Owen	284,022	[6]	[8]
James W. Sheaffer	251,336	[6]	[8]
Irving W. Bailey, II	38,052	[9]	[8]
David J. Barram	20,400	[9]	[8]
Stephen L. Baum	30,119	[9]	[8]
Erik Brynjolfsson	5,900	[9]	[8]
Rodney F. Chase	36,340	[9]	[8]
Judith R. Haberkorn	14,300	[9]	[8]
F. Warren McFarlan	37,210		[8]
Chong Sup Park	15,000	[9]	[8]
Thomas H. Patrick	21,800	[9]	[8]
All executive officers and directors of the Company,
as a group (21 persons)	3,158,843	[6,9,10]	2.03%
____________________

1.	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042.

30	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

2.	This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 11, 2012. Based upon information contained in the filing, Dodge & Cox has sole voting power with respect to 15,353,164 of these shares and sole investment power with respect to 16,348,664 of these shares.

3.	This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 11, 2012. Based upon information contained in the filing, BlackRock, Inc. has sole voting and investment power with respect to these shares.

4.	This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 15, 2012. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Based upon information contained in the filing, Price Associates has sole voting power with respect to 3,125,482 of these shares and sole investment power with respect to 11,128,203 of these shares.

5.	This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 14, 2012. Based upon information contained in the filing, The Vanguard Group has sole voting power with respect to 264,780 of these shares, sole investment power with respect to 8,368,695 of these shares and shared investment power with respect to 250,861 of these shares.

6.	With respect to Messrs. Lawrie, Laphen, Mancuso, Cook, Hains, Owen, Sheaffer, and all executive officers and directors of the Company as a group, includes 0; 961,445; 119,065; 239,139; 236,416, 253,691; 206,304 and 2,369,413 shares of common stock, respectively, subject to employee options which were outstanding on June 11, 2012, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class.

With respect to Messrs. Lawrie, Laphen, Mancuso, Cook, Hains, Owen, Sheaffer and all executive officers and directors of the Company as a group, includes 0; 0; 0; 2,424; 3,636; 3,636; 12,833 and 24,650 shares of unvested restricted stock units outstanding on June 11, 2012 which are anticipated to vest within 60 days thereafter. Holders of unvested restricted stock units have no voting power and no investment power, with respect thereto. With respect to Messrs. Lawrie, Laphen, Mancuso, Cook, Owen, Sheaffer and all executive officers and directors of the Company, as a group, includes 0; 0; 470; 898; 1408; 853; and 7,672 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 11, 2012, to give voting instructions to the committee administering the Plan.

7.	Mr. Laphen and his wife share voting and investment power with respect to 6,916 of these shares.

8.	Less than 1%.

9.	With respect to Mr. Bailey, Mr. Barram, Mr. Baum, Dr. Brynjolfsson, Mr. Chase, Ms. Haberkorn, Mr. McFarlan, Dr. Park, Mr. Patrick and all directors of the Company, as a group, includes 31,052; 20,400; 28,119; 5,900; 36,340; 14,300; 32,410; 15,000; 21,800; and 195,821 shares of Common Stock, respectively, which shares are subject to director RSUs that were outstanding on June 11, 2012, and which shares would, pursuant to such RSUs, be distributed to such directors if their directorships were to terminate on August 7, 2012. These shares have been deemed to be outstanding in computing the Percent of Class.

10.	The executive officers and directors, as a group, have sole voting and investment power with respect to 3,151,587 of these shares, shared voting and/or investment power with respect to 6,916 of these shares, and no voting or investment power with respect to 340 of these shares.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	31

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the Company’s audited financial statements for the Fiscal Year ended March 30, 2012, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB, and discussed with them their independence.

     Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 30, 2012 for filing with the SEC.

     The Audit Committee also appointed Deloitte & Touche LLP as the Company’s independent auditors for the Fiscal Year ending March 29, 2013, and recommended to the Board of Directors that such appointment be submitted to the Company’s stockholders for ratification.

David J. Barram, Chair
Stephen L. Baum
Erik Brynjolfsson
Thomas H. Patrick

32	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Discussion and Analysis set forth below discusses the Company’s executive compensation programs and policies. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

     Chong Sup Park, Chair
     Irving W. Bailey, II
     Judith R. Haberkorn
     F. Warren McFarlan

Compensation Discussion and Analysis

     The Compensation Committee (the “Committee”) and our Board of Directors are responsible for our executive compensation philosophy and programs, which are described in this Compensation Discussion and Analysis (the “CD&A”). The CD&A also describes our Fiscal 2012 compensation decisions and the factors we considered in making those decisions. The CD&A focuses on the compensation of our Fiscal 2012 NEOs:

  J. Michael Lawrie, President and Chief Executive Officer

  Michael W. Laphen, Former Chairman of the Board, President and Chief Executive Officer

  Michael J. Mancuso, Vice President and Chief Financial Officer

  James D. Cook, President, Business Solutions and Services Sector

  Guy M. Hains, President, International

  Russell H. Owen, Former President, Managed Services Sector

  James W. Sheaffer, President, North American Public Sector
Executive Summary

Approval of the Company’s Fiscal 2011 Executive Compensation on an Advisory Basis

     At our most recent annual meeting of stockholders, held on August 8, 2011, the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended April 1, 2011 (“Fiscal 2011”). Stockholders expressed support for the compensation of our named executive officers, with approximately 84% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve our Fiscal 2011 executive compensation. The Committee took into account the results of this advisory vote when making compensation decisions for the remainder of Fiscal 2012 and Fiscal 2013. The Committee also considered many other factors in evaluating our executive compensation programs, including the Company’s pay for performance philosophy and a competitive market analysis of peer companies. Each of these factors bore on the Committee’s decisions regarding our NEOs’ compensation for Fiscal 2012, which is described below.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	33

     The Company also conducted an advisory vote on the frequency of future advisory votes to approve its executive compensation. Our stockholders indicated their preference for future advisory votes to be held annually. Consistent with the stockholders’ vote on this matter, the Board adopted a policy providing for annual advisory votes to approve the Company’s executive compensation.

Fiscal 2012 Executive Compensation Programs

     Our executive compensation programs are designed to reflect our “pay for performance” philosophy and provide our executives with appropriate incentives to drive stockholders’ interests. The Committee reviews our compensation policies and practices each year to ensure that the programs provide our executives with an appropriate mix of market-competitive compensation opportunities. During Fiscal 2012, the Committee also reviewed a company-wide risk assessment of compensation programs, which revealed no material risks that may adversely affect the Company.

     CSC operates on a non-calendar-year fiscal year. In May 2011, following the close of Fiscal 2011, CSC established financial goals for Fiscal 2012 based on the performance expectations of our Board and our investors. As in the preceding fiscal year, a balanced set of measures incorporating these goals were used in our incentive plans: Revenue, Operating Income, Free Cash Flow, Earnings Per Share and Return on Invested Capital.

     As explained in more detail below, the Committee considered a number of factors in setting Fiscal 2012 compensation opportunities for our NEOs, including the Company’s performance in the prior fiscal year. Because Fiscal 2011 results fell considerably short of our goals and expectations, the Committee took the following actions with respect to NEO compensation for Fiscal 2012:

  Froze base salaries for each of our NEOs; and

  Decreased the long-term incentive grant values for Messrs. Laphen, Owen and Sheaffer.

Fiscal 2012 Executive Compensation and Pay for Performance

     Our financial performance in Fiscal 2012 fell short of expectations due to a combination of factors, including goodwill impairment charges, a U.K. National Health Service charge, a U.S. claims settlement charge, a restructuring charge, higher corporate general and administrative expenses, and dilution from acquisitions. The amount of incentive compensation realized by our NEOs and the value of their outstanding equity awards declined significantly for Fiscal 2012 due to the Company’s disappointing financial performance:

  No Annual Cash Incentive Payments: Because Revenue, Operating Income, Free Cash Flow, and Earnings Per Share for Fiscal 2012 were significantly below target, our NEOs received no cash incentive payments under our Annual Management Incentive Plan (“AMIP”) for Fiscal 2012. See “Annual Incentive Compensation – Fiscal 2012 Financial Results and AMIP Payout” below for details.

  Performance Share Units Forfeited: Revenue growth significantly trailed that of our competitors and average Return On Invested Capital was significantly below target over the 3-year performance period of Fiscal Years 2010 to 2012, resulting in the performance-vested restricted stock units (“Performance Share Units”) for that 3-year performance period being forfeited by our NEOs. See “Long-Term Incentive Compensation – Fiscal 2010 Performance Share Units Results” below for details.

  Underwater Stock Options: Stock options granted to our NEOs in June 2011 with an exercise price of $38.55 were significantly underwater at the end of Fiscal 2012 and thus had no intrinsic value.

  Decline in RSU Value: Restricted stock units granted to our NEOs in June 2011 with a grant date value of $38.55 per share declined significantly in value during Fiscal 2012.
34	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Key Management Changes During Fiscal 2012

     The Company took a number of important steps during Fiscal 2012 to address its underperformance, including key changes in senior management. On October 18, 2011, the Company announced the impending retirement of Mr. Laphen. Pursuant to a succession agreement, Mr. Laphen, a 35 year CSC veteran, agreed to retire as CSC’s Chairman, President and Chief Executive Officer on or before October 31, 2012, entitling him to certain severance benefits under the terms of the succession agreement and his existing employment agreement with the Company. The succession agreement and the severance benefits to which Mr. Laphen become entitled when he retired in March 2012 are described in greater detail below.

     After an extensive search for a new Chief Executive Officer, the Company entered into an employment agreement with Mr. Lawrie, effective February 7, 2012. Mr. Lawrie joined CSC as President and Chief Executive Officer on March 19, 2012, and began the process of reviewing CSC’s business and organizational structure.

     The Company also announced in February 2012 that Mr. Mancuso would retire upon the filing of the Company’s Form 10-K for Fiscal 2012. The Company subsequently appointed Paul N. Saleh as Vice President and Chief Financial Officer effective May 29, 2012, the date the Company filed its Annual Report on Form 10-K for Fiscal 2012. In connection with Mr. Mancuso’s retirement, the Committee agreed, as permitted under the terms of Mr. Mancuso’s stock option and RSU agreements to accelerate the vesting of 53,574 options and 10,724 RSUs effective May 29, 2012.

     Earlier in Fiscal 2012 the Company appointed Peter Allen, head of Global Sales and Marketing, as acting President of CSC’s Managed Services Sector (“MSS”). Mr. Allen succeeded Mr. Owen, a NEO and the former President of MSS, effective September 16, 2011.

Key Compensation Changes to Drive our Fiscal 2013 Turnaround Strategy

     Our Board is working with Mr. Lawrie and his management team to transform the Company and place it on a path of sustained profitability. We anticipate that Fiscal 2013 necessarily will be a transition year for the Company. Consistent with our turnaround strategy, the Committee has modified our Fiscal 2013 compensation programs to focus our executives on profitability and stockholder value through the following actions:

  Greater Emphasis on Profitability: Revised the funding of our annual cash incentive program to create a near-term focus on operating profit.

  Performance Vesting of Equity Awards: Beginning with the next annual Long-Term Incentive grants (in May 2012 for Fiscal 2013), all RSUs will be subject to performance vesting criteria, eliminating time-vested RSU grants for our NEOs; and

  Focus on EPS Growth: Simplified the financial metrics used in connection with Performance Share Units to add investor transparency to the program and focus solely on growth in Earnings Per Share, a key measure of progress for the Company’s turnaround.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	35

Fiscal 2012 Direct Compensation

Total Direct Compensation

     The following chart summarizes the characteristics and primary purpose of each element of our executive compensation program. The first three of these elements comprise “Total Direct Compensation.”

Compensation Element	Characteristics	Primary Purpose
Base Salary	Annual fixed cash compensation.	Provide a minimum, competitive fixed amount of cash compensation based on individual performance, experience, skills, responsibilities and competitive pay levels.
Annual Cash Incentives	Annual variable cash compensation determined by overall Company financial performance.	Motivate and reward the achievement of annual financial and other operating objectives and individual performance that drive stockholder value over time.
Long-Term Incentives	Long-term variable equity awards generally granted annually as a combination of stock options, Performance Share Units and service-based RSUs (“Service RSUs”).	Motivate and reward profitable growth and increases in share price over time. Align pay with CSC’s performance over multiple year performance cycles.
Post-Employment Benefits	Retirement and deferred compensation plans and “career” equity awards.	Offer competitive retirement compensation designed to attract and retain mid- and late-career senior executives.
Severance/Change-in-Control	Contingent short-term compensation.	Provide assurance of short-term compensation continuity to allow executives to remain focused on stockholder interests in a dynamic environment.
Perquisites and Benefits	Limited perquisites and health and welfare benefits.	Provide business-related benefits consistent with competitive practice to enhance executive work efficiency.

     The Committee makes decisions regarding each element of Total Direct Compensation. Because our focus is on performance, the Committee does not consider aggregate amounts earned or benefits accumulated by an executive from prior service with the Company as a significant factor in making compensation decisions. The Total Direct Compensation opportunity and each of its components (base salary, annual cash incentives, and long-term incentives) for our CEO and other NEOs generally are targeted at the market median for similarly situated executives in companies against which we compete for executive talent. Please see “Review of Market Compensation Data” below for a discussion of our primary peer group and other data used to assess the competitive market.

36	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Base Salary

     General. Base salary is the only fixed component of our NEOs’ compensation and constitutes a small percentage of Total Direct Compensation. Base salary is determined by the level of responsibility assumed by an executive, experience, performance and competitive pay practices. Base salary adjustment decisions also consider promotions, changes in responsibilities, performance, succession prospects, Company merit pay budgets and market trends. At the beginning of each fiscal year, the Committee reviews the base salary for each NEO and determines base salary adjustments, if any. The Committee considers how base salary adjustments affect annual cash incentive opportunities and long-term incentive grant values, as both are defined as a percentage of base salary.

     Fiscal 2012 Compensation. The Committee and the Board froze the base salaries of our NEOs and all executive officers for Fiscal 2012 primarily in response to the Company’s performance in Fiscal 2011, which fell significantly short of expectations.

     The following table presents the Fiscal 2012 base salary for each of our NEOs and the percentage this base salary represents in Target Total Direct Compensation. Pursuant to his employment agreement, Mr. Lawrie began earning his annual base salary on March 19, 2012, his first day of employment with CSC.

		Percentage of
		Target Total
Named Executive	Fiscal 2012 Base Salary	Direct
Officer	($)	Compensation
J. Michael Lawrie*	1,250,000	10.5%
Michael W. Laphen	1,125,000	10.3%
Michael J. Mancuso	632,000	19.6%
James D. Cook	580,000	19.6%
Guy M. Hains**	605,511	21.7%
Russell H. Owen	583,000	20.8%
James W. Sheaffer	542,000	21.7%
____________________

*Annualized base salary. Because Mr. Lawrie joined CSC on March 19, 2012, he received $48,077 in base salary during Fiscal 2012.

**All NEOs are paid in U.S. dollars, with the exception of Mr. Hains, who is paid in pounds sterling. Except as otherwise noted below, all of Mr. Hains’ compensation information is converted to U.S. dollars at an exchange rate of $1.597, which was the average exchange rate for Fiscal 2012.

     At the beginning of Fiscal 2012, Mr. Laphen’s base salary was 5% above the market median. The other NEOs’ base salaries ranged from 13% below to 5% above the market median.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	37

Annual Incentive Compensation

     General. Annual cash incentives under the Company’s Annual Management Incentive Plan (“AMIP”) reward executive officers for performance relative to key financial measures that drive value for stockholders over time. Awards under the AMIP are directly linked to Company and individual performance and, for Fiscal 2012, were calculated using the following formula:

AMIP Award	=	Base Salary	X	Target AMIP Percentage	X	Performance Payout Percentage	X	Individual Performance Modifier

     At the beginning of each fiscal year, the Committee establishes a Target AMIP Percentage for each NEO (which represents a percentage of base salary) and a scale of Performance Payout Percentages, which provide a range of payouts based on the Company’s performance over several key financial measures. The Performance Payout Percentages range from 150%, if performance greatly exceeds the Company’s targets, to 0%, if performance fails to reach minimum threshold levels. Through the application of an Individual Performance Modifier, the Committee also retains the discretion at the end of each fiscal year to (i) decrease AMIP payments on account of individual performance by up to 10% for executives subject to Section 162(m) of the Internal Revenue Code, and (ii) increase or decrease AMIP payments on account of individual performance by up to 10% for all other executives.

     Target AMIP Percentage. Each NEO’s target AMIP value was established in consideration of market practices, individual scope of responsibility and expected contribution. The table below reflects the Target AMIP Percentage, the corresponding Target AMIP Value, and the Target AMIP Value as a percentage of Target Total Direct Compensation. Mr. Lawrie was not eligible to participate in the AMIP for Fiscal 2012 and therefore is not included in the table.

			Percentage of
Named Executive	Target AMIP	Target AMIP	Target Total Direct
Officer	Percentage	Value ($)	Compensation
Michael W. Laphen	200%	2,250,000	20.5%
Michael J. Mancuso	110%	695,200	21.6%
James D. Cook	110%	638,000	21.6%
Guy M. Hains	110%	666,062	23.9%
Russell H. Owen*	110%	641,300	22.9%
James W. Sheaffer	110%	596,200	23.9%
____________________ *Under the terms of his separation agreement, Mr. Owen was not entitled to earn an AMIP payout for Fiscal 2012. See “Employment and Other Agreements” below.

In Fiscal 2012, Mr. Laphen’s target annual incentive compensation was 7% above the market median. The other NEOs’ target annual incentive compensation ranged from 10% below to 25% above the market median.

     Fiscal 2012 AMIP Financial Measures and Performance Goals. An executive officer’s earned AMIP award, subject to discretionary modification for individual performance (as described above), is determined by the Company’s performance relative to targeted performance for the four key financial measures described below. In Fiscal 2012, the Committee retained the Fiscal 2011 financial measures and relative weighting of

38	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

each measure in calculating the overall result. The Committee established these measures and corresponding performance goals to provide a balanced scorecard of the Company’s annual operating performance using key business drivers that drive stockholder value over time. The Committee believes that the breadth of financial performance measures for 2012 AMIP awards mitigates excessive risk taking.

     Management recommended specific goals for each financial measure, which are reviewed by the Committee and approved (subject to adjustment) by the Board in conjunction with an overall review of the Company’s annual budget early in Fiscal 2012, and then communicated to AMIP participants. The table below describes each financial measure used in determining AMIP awards for Fiscal 2012, its relative weight in determining those awards and the Company’s Fiscal 2012 financial goals.

			FY 2012 Goals
			(millions,
Financial			except per
Measures	Purpose	Weight	share data)
Revenue	Primary measure of growth which requires expansion of current business, capture of new business and conversion into a revenue stream.	30%	$16,750

Operating Income	Key component of profitability that reflects growth and profit margins.	30%	$1,465

Earnings Per Share	Primary measure of company-wide performance that reflects operating synergies and collaboration across lines of business.	20%	$4.80

Free Cash Flow	Key component of Company valuation reflecting liquidity and profitability.	20%	$687

     Performance Payout Percentage. For Fiscal 2012, the Committee established two schedules that determine payouts at various performance levels, one for Earnings Per Share and another for Revenue, Operating Income and Free Cash Flow. These schedules provide for reduced payouts if results fall below target performance levels, down to a threshold level, below which no payouts are earned. Similarly, increased payouts are provided, subject to a maximum (150%), if results exceed target performance levels. In order to assure profitable Revenue in Fiscal 2012, the Committee determined that the Company must achieve or exceed the Operating Income target before the payout for Revenue results can exceed 100%. Further, in order to achieve any payout for Revenue, the Company must achieve 80% of the Operating Income target, which was increased from 75% of target Operating Income in Fiscal 2011.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	39

     Threshold, on-target and maximum payout percentages for AMIP performance measures are indicated below. Actual payouts are determined by extrapolating between multiple achievement/payout points interspersed between the points listed in the table below.

	Achievement
	(as a % of Target Performance Level)
	Below Threshold	Threshold	Target	Maximum
	(< 80%)	(80%)	(100%)	(120%)
Revenue	< $13,400	$13,400	$16,750	20,100
Operating Income	< $1,172	$1,172	$1,465	$1,758
Free Cash Flow	< $549.6	$549.6	$687	$824.4

	Below Threshold	Threshold	Target	Maximum
	< 87.5%	87.5%	100%	108.3%
Earnings Per Share	< $4.20	$4.20	$4.80	$5.20

	Performance Payout Percentage
	0%	50%	100%	150%

     Fiscal 2012 Financial Results and AMIP Payout. At the end of Fiscal 2012, the Committee reviewed the Company’s performance against each financial measure and computed the Performance Payout Percentage for Fiscal 2012 by calculating the combined weighted average of the payout percentages for each financial measure. The results are as follows:

Fiscal Year 2012 AMIP Goals and Performance Results
		Target
		(millions	Results (millions
Financial Measures	Weight	except EPS)	except EPS)	Achievement	Payout
Revenue*	30%	$16,750	$15,653	93%	0.0%

Operating Income**	30%	$1,465	$(1,165)	0%	0.0%

Earnings Per Share	20%	$4.80	$(27.02)	0%	0.0%

Free Cash Flow***	20%	$687	$55	8%	0.0%
Total	100%		Weighted Average Payout		0.0%
____________________

*Excludes revenue from acquisitions. No payout was earned for Revenue because Operating Income failed to achieve threshold.

**Consists of revenue less cost of services, depreciation and amortization expense and segment general and administrative (G&A) expense, excluding corporate G&A.

***Consists of operating cash flow, investing cash flow, excluding business acquisitions, dispositions and purchase or sale of available for sale securities and payments on capital leases and other long term asset financings.

40	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Although the Committee retained the discretion to increase the AMIP payment on account of individual performance for those NEOs not subject to Section 162(m) of the Internal Revenue Code, it chose not to do so for Fiscal 2012. Therefore, as reflected in the following table, no annual incentive compensation was paid to any of the NEOs for Fiscal 2012.

Fiscal Year 2012 AMIP Awards
					Award Paid
Named Executive	Base	Target	Target	Actual Award	(as of % of
Officer	Salary ($)	Percentage	Award ($)	Paid ($)	Target)
Michael W. Laphen	1,125,000	200%	2,250,000	0	0.0%
Michael J. Mancuso	632,000	110%	695,200	0	0.0%
James D. Cook	580,000	110%	638,000	0	0.0%
Guy M. Hains	605,511	110%	666,062	0	0.0%
Russell H. Owen	583,000	110%	641,300	0	0.0%
James W. Sheaffer	542,000	110%	596,200	0	0.0%

Key Changes in AMIP for Fiscal 2013

  Fund AMIP pool based on achievement of overall CSC-wide Operating Income goal.

  Determine AMIP awards based on key turnaround objectives: Operating Income, Free Cash Flow, Revenue, strategic goals, client satisfaction, and individual performance.

Long-Term Incentive Compensation

     General. Long-term incentive (“LTI”) compensation is the largest component of our executive compensation program for NEOs. For Fiscal 2012, awards were comprised of annual grants of service-vested stock options (“Stock Options”), performance-vested restricted stock units (“Performance Share Units”) and service-vested restricted stock units (“Service RSUs”). At the beginning of each fiscal year, the Committee establishes a target long-term incentive grant value for each NEO, expressed as a percentage of base salary, and the relative mix of award types. Individual target long-term incentive grant values were determined in light of market practices, individual performance and succession considerations.

     Fiscal 2012 LTI Target Percentage. In light of the Company’s underperformance in Fiscal 2011, the Committee decreased Mr. Laphen’s target long-term incentive grant value from 750% to 675% of base salary; decreased Mr. Owen’s target long-term incentive grant value from 300% to 270% of base salary; and decreased Mr. Sheaffer’s target long-term incentive grant value from 300% to 250% of base salary. The target long-term incentive grant values for Messrs. Cook and Hains remained unchanged at 300% and 250% of base salary, respectively.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	41

     The following table presents the Fiscal 2012 target long-term incentive grant values, the Target LTI Percentage and long-term incentives as a percentage of Total Target Direct Compensation. Mr. Lawrie was not eligible to receive a LTI award in Fiscal 2012 and therefore is not included in the table.

				Percentage of
				Target Total
Named Executive	Base	Target LTI	Target LTI	Direct
Officer	Salary ($)	Percentage	Value ($)	Compensation
Michael W. Laphen	1,125,000	675%	7,593,750	69.2%
Michael J. Mancuso	632,000	300%	1,896,000	58.8%
James D. Cook	580,000	300%	1,740,000	58.8%
Guy M. Hains	605,511	250%	1,513,778	54.4%
Russell H. Owen	583,000	270%	1,574,100	56.3%
James W. Sheaffer	542,000	250%	1,355,000	54.4%

In Fiscal 2012, Mr. Laphen’s target long-term grant incentive value was 25% below the market median. The other NEOs’ target long-term incentive compensation ranged from 38% below market median to 99% above market median. The highest value relative to median is for Mr. Hains, located in the UK, whose long-term incentive grants are consistent with other Company executives at his level and exceed local market practice in the UK.

     Components of Long-Term Incentive Compensation. The graph below depicts the relative mix of Fiscal 2012 target long-term incentive grant values as broken down by Stock Options, Performance Share Units and Service RSUs.

Fiscal 2012 Long-Term Incentive Mix

     Stock Options. The Committee determined that long-term incentives for Fiscal 2012 should be weighted most heavily toward Stock Options, which provide value to executives only if the market value of our common stock appreciates over time. The exercise price for each Option was the closing traded price of our common stock on the grant date. One-third of the Options become exercisable or “vest” on each of the first three anniversaries of the grant date. See “Long-Term Incentive Compensation – Fiscal 2012 Compensation” below for a discussion of how the number of shares underlying this and each other equity awards was determined.

     Performance Share Units. Performance Share Units provide an opportunity for our executives to earn common stock if targeted performance goals are met over a three-year performance period. The end of Fiscal 2012 marks the completion of a three-year performance period for Performance Share Units awarded in May 2009 (“Fiscal 2010 Performance Share Units”). As noted below, none of the Fiscal 2010 Performance Share Units vested.

42	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

     These annual awards are designed with overlapping performance periods, so the end of Fiscal 2012 also marks the second year of a three-year performance period for Performance Share Units awarded in May 2010 (“Fiscal 2011 Performance Share Units”). Finally, Fiscal 2012 marks the first year of a three-year performance period for Performance Share Units awarded in June 2011 (“Fiscal 2012 Performance Share Units”).

     Fiscal 2012 Performance Share Units. Fiscal 2012 Performance Share Units will vest at the end of Fiscal 2014 based on our three-year growth in revenue relative to an index of companies with which we compete in the commercial and public sector markets (the “Peer Index”) and our three-year average Return on Invested Capital (“ROIC”).

Financial Measure	Purpose
Relative Revenue Performance	Measures our market share performance, relative to our competitors, in the commercial and federal markets and requires both sustaining and growing current business and capturing new business.
ROIC*	Key component of profitability that challenges executives to achieve annual and long-term profitable growth.

*Return on Invested Capital Return (ROIC) is an effective indicator combining a focus on margins with efficient and productive net asset utilization. A combination of strong margins (measuring how effectively revenue is generated from investors’ capital) is required to generate sufficient returns on capital. Strong working capital management also serves to minimize investment capital and increase returns. ROIC is calculated by multiplying profit before interest expense, special items, and after tax expense by the investment base turnover. Investment base turnover equals revenues divided by average debt and equity for the period.

     In making the Fiscal 2012 Performance Share Unit grants, the Committee determined that our long-term revenue performance should be measured by CSC’s ability to grow revenue relative to the aggregate revenue growth rate of companies with which CSC competes in all segments of our business. Therefore, the Committee will evaluate the Company’s Relative Revenue Performance over the applicable performance period against revenue performance of our peer companies in the commercial and federal sectors, which are then combined into an overall Peer Index growth rate. The Committee believes this index represents an appropriate mix of companies to evaluate our effectiveness at both generating revenue and improving our market share.

     Under the methodology employed to calculate Relative Revenue Performance, revenues are adjusted to reflect material acquisitions, divestitures and segment realignments. In addition, Peer Index companies are combined into either a federal or commercial index which allows the revenue growth results of each index to be weighted based on CSC’s relative activity within these sectors.1

____________________

1The commercial sector companies are: Accenture Ltd., Automatic Data Processing, Inc., ATOS Origin, Cap Gemini S.A., CGI Group, Inc., Cognizant Technology Solutions Corp., Convergys Corporation, Deutsche TeleKom AG -Systems Solutions, HP – HP Enterprise Business-Services, IBM - Global Technology Services and Global Business Services, Siemens AG – IT Solutions and Services, Syntel, Inc., Tata Consultancy Services Limited, Unisys – Services and Wipro Ltd. The public sector companies are: Boeing - Global Services and Support, CACI International Inc., Dynamics Research Corp, General Dynamics Corp. – Information Systems and Technology, L-3 Communications Holdings Inc. – Government Services, Aircraft Modernization and Maintenance, Lockheed Martin – Information Systems & Global Services, ManTech International, MAXIMUS, Inc., NCI, Inc., Northrop Grumman – Information Systems, Technical Services, Raytheon – Intelligence and Information Systems, Technical Services, Network Centric Systems, SAIC, Inc. and SRA International Inc.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	43

     Performance Share Unit Payout Matrix. The following matrix depicts the payout for achievement of various combinations of Relative Revenue Performance and ROIC. The number of Fiscal 2012 Performance Share Units that vest at the end of Fiscal 2014 ranges from zero if revenue underperforms the Peer Index by 3% or ROIC is below 8.5%, to 200% of the target number of shares if revenue exceeds the Peer Index by 3% or more and ROIC reaches 11.5% or more. Each vested Performance Share Unit is settled in one share of common stock.

Payout Matrix: Fiscal 2012 Performance Share Units

		Return On Invested Capital
		(ROIC)
% of Target Shares Earned		Over Performance Period
		8.5%	9.0%	9.5%	10.0%	10.5%	11.0%	11.5%
	3.0%	60%	83%	107%	130%	153%	177%	200%
Relative Revenue	2.0%	50%	73%	97%	115%	143%	167%	190%
Performance over	1.0%	40%	63%	87%	100%	133%	157%	180%
Performance Period	0.0%	30%	53%	77%	90%	123%	147%	170%
	-1.0%	20%	43%	67%	80%	113%	137%	160%
	-2.0%	10%	33%	57%	70%	103%	127%	150%
	-3.0%	0%	23%	47%	60%	93%	117%	140%

     Fiscal 2010 Performance Share Units Results. The Fiscal 2012 performance measures and payout matrix also apply to our Fiscal 2010 and Fiscal 2011 Performance Share Units. At the end of the three-year performance period ended March 30, 2012, none of the Fiscal 2010 Performance Share Units vested because Company Revenue declined 2.31% and the Peer Index increased 4.52%, which resulted in a Relative Revenue Performance of (6.82)%. ROIC for the performance period was a disappointing (10.09)%. Relative Revenue Performance below -3.00% and negative ROIC resulted in no payout.

     Service RSUs. Service RSUs provide an opportunity for executives to earn CSC common stock if they remain with the Company for a specified period of time. Service RSUs vest 100% on the third anniversary of the grant date and are settled in shares of CSC common stock. The Committee believes that these awards are effective in enhancing retention of key executives and motivating efforts to increase Company share price over the long term.

     Fiscal 2012 Compensation. The target award value and the number of shares2 granted for each element of LTI compensation is set forth in the table below. Mr. Lawrie was not eligible to receive an LTI award in Fiscal 2012 and therefore is not included in the table.

____________________

2In accordance with CSC’s Equity Grant Policy, the target award values listed in this table generally differ from the award values listed in the Summary Compensation Table. In order to determine the number of stock options to award, the target grant value for options is divided by the fair market value of an option determined by using the average closing price of CSC stock for the three-month period ending on the grant date and the Black Scholes option pricing model. In contrast, the grant values in the Summary Compensation Table are determined using the grant date closing price. The number of shares underlying our Performance Share Units and Service RSU grants is calculated by dividing the target value for each component by the average closing price of CSC stock for the three-month period ending on the grant date. This method is employed to reduce the impact of stock price spikes, either positive or negative, when determining the number of shares underlying these awards.

44	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Fiscal 2012 Long-Term Incentive Awards

				Performance
		Stock Options		Share Units		Service RSUs
	Target Long-	Target	Stock	Target	Share	Target	Share
Named Executive	Term	Award	Options	Award	Units	Award	Units
Officer	Incentives ($)	Value ($)	(#)	Value ($)	(#)	Value ($)	(#)
Michael W. Laphen*	7,593,750	3,037,500	236,724	2,278,125	50,502	2,278,125	50,502

Michael J. Mancuso	1,896,000	758,400	59,105	568,800	12,609	568,800	12,609

James D. Cook	1,740,000	696,000	54,242	522,000	11,572	522,000	11,572

Guy M. Hains**	1,528,468	611,388	47,648	458,540	10,165	458,540	10,165

Russell H. Owen	1,574,100	629,640	49,070	472,230	10,468	472,230	10,468

James W. Sheaffer	1,355,000	542,000	42,240	406,500	9,011	406,500	9,011
____________________

*Mr. Laphen forfeited all Fiscal 2012 Long-Term Incentive grants upon his retirement on March 19, 2012.

**Mr. Hains’ compensation information is converted from pounds sterling to U.S. dollars at an exchange rate of $1.6125, which was the exchange rate at the beginning of Fiscal 2012.

Key Changes to Long-Term Incentives for Fiscal 2013

  Beginning in Fiscal 2013, all annual RSU grants to NEOs will be subject to performance vesting criteria.
  Performance Share Units granted in Fiscal 2013 will be earned based on achievement of a targeted Earnings Per Share, a key measure of stockholder value.

Fiscal 2012 Target Total Direct Compensation

     The chart below displays the value of each element of Target Total Direct Compensation described above for our NEOs. As noted above in the discussion of each element of compensation, the value of compensation actually realized will vary from the Committee’s targets based on our financial results and our stock price performance.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	45

		Target Annual	Target Long-Term
Named Executive	Base Salary	Cash Incentives	Incentive Grant	Target Total Direct
Officer	($)	($)	Value ($)	Compensation ($)
J. Michael Lawrie*	1,250,000	-	-	1,250,000
Michael W. Laphen	1,125,000	2,250,000	7,593,750 **	10,968,750
Michael J. Mancuso	632,000	695,200	1,896,000	3,223,200
James D. Cook	580,000	638,000	1,740,000	2,958,000
Guy Hains	605,511	666,062	1,513,778	2,785,351
Russell H. Owen	583,000	641,300	1,574,100	2,798,400
James W. Sheaffer	542,000	596,200	1,355,000	2,493,200
____________________

*This chart reflects Mr. Lawrie’s annualized base salary. Mr. Lawrie joined CSC on March 19, 2012, and he received $48,077 in base salary during Fiscal 2012. In addition, he was not eligible to receive annual cash incentives or long-term incentives with respect to Fiscal 2012.

**Mr. Laphen forfeited all Fiscal 2012 long-term Incentives which were granted in Fiscal 2012 upon his retirement on March 19, 2012.

In Fiscal 2012, Mr. Laphen’s Target Total Direct Compensation was 18% below the market median. The other NEOs’ Target Total Direct Compensation ranged from 25% below market median to 45% above market median. The highest value relative to median is for Mr. Hains, who is located in the UK. As previously mentioned, his long-term incentive grants are consistent with other Company executives at his level and exceed local market practice in the UK.

Other Executive Compensation

Post-Employment Benefits

     Retirement Plans. Retirement and deferred compensation benefits encourage long-term service and the Committee views such benefits as a component of our executive compensation program. As such, we offer our employees, including the NEOs, a retirement program that provides the opportunity to accumulate retirement income. We periodically review our benefits program against our peer group and aim for the program to be at or near the market median.

46	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Retirement Plans
CSC Matched Asset Plan (“MAP”)	Broad-based, qualified, defined contribution 401(k) plan with company match on a portion of employee contributions and directed investment alternatives.
Pension Plan

Prior to July 10, 2009, employees could participate in a broad-based, qualified pension plan which offered post retirement income based on a combination of employee and company contributions. Effective July 10, 2009, the plan was closed to new entrants and future accruals stopped for most participants, including the NEOs. Additional details can be found under “Pension Benefits” below.

Deferred Compensation Plan

CSC maintains the CSC Deferred Compensation Plan, which is offered to approximately 1,200 U.S. executives annually. This unfunded plan allows participants to defer receipt of annual incentive compensation and, in some cases, salary. Additional details can be found under “Fiscal Year 2012 Nonqualified Deferred Compensation” below.

Supplemental Executive Retirement Plan (“SERP”) and Excess Plan

Prior to October 28, 2007, selected executive officers could participate in these unfunded defined benefit pension plans. The plans were closed to new participants as of October 28, 2007. Messrs. Laphen, Cook and Owen participate in the SERP and Excess Plan. Additional details can be found under “SERP and Excess Plan” below.

     Career Shares. CSC grants Career Shares to a limited number of key executives who are not participants in the SERP and the Excess Plan. Career Shares are RSUs which vest (but with a deferred delivery date) upon a recipient reaching age 65, or age 55 or older with at least 10 years of service, or as otherwise determined by the Compensation Committee. Delivery of shares commences at retirement and is spread ratably in 10 annual installments following retirement, thereby continuing to tie a portion of the executive’s post-retirement income to share value and promoting long-term alignment with stockholder interests. The Career Share program is a valuable tool in attracting and retaining mid-to-late career senior executives. Among our NEOs, Messrs. Mancuso, Sheaffer, and Hains each received a Career Share grant in Fiscal Year 2012. The Committee determines the number of Career Shares to award each year and determined to retain the award amount from Fiscal 2011. For Fiscal 2012, the value of a Career Share grant equaled 25% of base salary and AMIP earned (rather than target) for Fiscal 2011. Because the AMIP earned for Fiscal 2011 was below target, the Career Share awards in May 2012 were significantly less than in prior years.

Severance and Change-in-Control Compensation

     In order to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals, we offer certain post-employment benefits to a select group of executive officers, including our NEOs. With the exception of the CEO, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan for Senior Management and Key Employees (the “Severance Plan”). The Severance Plan provides reasonable income and benefits continuity protection to the executive for the limited case in which the employment of the executive officer is terminated without cause or for good reason during a specified window of time following a change in control. The Severance Plan is intended to preserve executive productivity and encourage retention during an actual or potential change in control of the Company. We believe the importance of these benefits increases with the position and level of responsibility of the executive. Additional details regarding the Severance Plan can be found under “Severance Plan for Senior Management and Key Employees” below.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	47

     In addition to the Severance Plan, the Company has entered into employment agreements with Messrs. Lawrie and Laphen, which contain severance arrangements. Mr. Laphen’s severance arrangement only applies to terminations absent a change in control and does not apply if the executive becomes eligible for change of control payments pursuant to the Severance Plan. The employment agreement for Mr. Lawrie, who does not participate in the Severance Plan, provides certain severance payments in connection with certain employment terminations. Additional details are provided under “Employment and Other Agreements” below. The Company maintains no other severance arrangements for the benefit of our executive officers.

     The Company has entered into non-compete agreements with each of our executive officers other than the CEO. These agreements generally prohibit our executives from competing with CSC for 12 months following any termination of employment, prohibit our executives from soliciting our employees or clients for 24 months following any termination of employment, and contain a non-disclosure provision. We entered into these agreements in an effort to protect vital Company interests. Messrs. Lawrie and Laphen are subject to separate non-compete requirements under the terms of their employment agreements.

Perquisites and Other Benefits

     Health Care and Other Benefits. CSC provides a comprehensive set of benefits to eligible employees, including medical, dental, life, disability and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs, and are comparable to those provided by our peer group. These programs are designed to provide certain basic quality of life benefits and protections.

     Perquisites. CSC provides certain limited perquisites to senior executives, including the NEOs, in order to enhance their security and productivity. The Compensation Committee reviews the perquisites provided to the NEOs annually as part of its overall review of executive compensation. The Compensation Committee continues to phase out CSC’s automobile program, which historically had been offered to the NEOs and other members of senior management. Executives hired after July 1, 2009 are not eligible to participate in the automobile program. The Compensation Committee has determined that it is reasonable and competitive to provide relocation benefits to newly hired or relocated executives.

     In addition, the CEO may use Company owned or leased aircraft for personal purposes and, at times, is advised to use such aircraft for security reasons even if for personal travel. The CEO is taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft. Security services are also provided to the CEO. See notes to the Summary Compensation Table.

Compensation Framework

Role of Management

     The CEO, with the assistance of the Chief Human Resources Officer, conducts an annual review of the total compensation of each executive officer, including the NEOs. The CEO’s review includes an assessment of each executive officer’s performance, the performance of the individual’s respective business or function, executive retention considerations, succession potential and the competitive market. Following such review, the CEO recommends the change in base salary (if any), target annual incentive award, and the target long-term incentive award for the executive officers to the Compensation Committee. Prior to his retirement, Mr. Laphen conducted a performance assessment of his senior leadership team, including the NEOs, on the basis of leadership, strategy and planning, operational excellence, customer relations and talent development. These assessments formed the basis of his recommendations for each element of Fiscal 2013 Target Direct Compensation. Mr. Lawrie reviewed each of these recommendations and further refined them.

48	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Role of the Compensation Committee

     The Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing the Company’s compensation policies and programs. In fulfilling its responsibilities, the Committee undergoes an annual review of general trends in executive compensation, compensation design, and the total value and mix of compensation for our executive officers. This process includes the review and approval of the total compensation of each executive officer, taking into consideration internal pay equity, tenure and performance of various executive officers, potential future contributions, succession, and competitive market information. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee or to Company employees or others. The Compensation Committee has not delegated its authority for compensation for executive officers. However, the Compensation Committee has delegated authority under the CSC Equity Plan to the CEO to grant equity awards to senior executives subject to certain pre-established limits.

     Chief Executive Officer Compensation. The Compensation Committee works directly with its compensation consultant to provide a decision-making framework for setting the CEO’s Target Total Direct Compensation. The Committee establishes the corporate goals and objectives relevant to the CEO’s compensation and makes a recommendation to the Board for the CEO’s compensation. The independent directors of the Board review the Committee’s recommendations and determine the CEO’s total compensation. This process resulted in Mr. Lawrie’s employment agreement of February 7, 2012, which specifies his compensation for Fiscal 2013.

Role of Compensation Consultant

     To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant. See “Board Structure and Committee Composition” above for details regarding the Committee’s authority to retain independent advisors. For Fiscal 2012, the Committee retained Pay Governance LLC as its independent compensation consultant.

     In its role as an independent advisor, Pay Governance consulted with the Committee on executive compensation matters generally, including advising on trends and best practices in the design, composition and policies of executive compensation programs and providing commentary and advice on management proposals to the Committee. Specifically, during Fiscal 2012, the compensation consultant advised the Committee on:

  Pay practice trends
  Proxy trends
  Say on Pay
  CEO compensation
  Succession agreement for Mr. Laphen
  Employment agreement for Mr. Lawrie
  Pay for non-executive Chairman of the Board
  Non-employee director compensation
  Pay for performance; and
  Executive retirement benefit trends

     The compensation consultant also attended most Committee meetings at the request of the Committee Chair. For Fiscal 2012, fees paid to Pay Governance for advising the Compensation Committee on executive and director compensation were $399,477. Other than the work it performed in Fiscal 2012 for the Compensation Committee, Pay Governance did not provide any consulting services to CSC or its executive officers.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	49

Review of Market Compensation Data

     CSC reviews market pay levels and practices for NEOs using a combination of survey data and proxy disclosures on pay for a selected peer group. The Committee reviews the peer group annually and identified the companies below as CSC’s primary peer group for the purposes of reviewing pay levels as well as practices (the “Primary Peer Group”). The Committee chose these companies as our primary peers because they had annual revenues of approximately 50% to 200% of CSC’s annual revenue, compete with CSC in the commercial and/or public sector market, share a common core technology which includes information technology services or technical systems, and compete with CSC for executive talent. CSC Fiscal Year 2012 Revenue was $15.9 billion, which ranked near the middle of the Primary Peer Group.

Revenue
Company Name	($ in billions)*
Honeywell International Inc.	37.2

General Dynamics Corp.	32.5

Accenture, plc	27.3

Northrop Grumman Corp.	25.9

Raytheon Co.	24.7

Xerox Corp.	22.7

EMC Corporation	20.5

L-3 Communications Holdings, Inc.	15.2

Texas Instruments, Inc.	13.5

Textron, Inc.	11.7

SAIC, Inc.	10.6

Automatic Data Processing, Inc.	10.5

Motorola Solutions, Inc.	8.3
____________________ *Represents reported revenue from April 2011 through March 2012 with the exception of Accenture (March 2011 – February 2012) and SAIC (February 2011 – January 2012)

     Although the Compensation Committee has selected the companies listed above as our Primary Peer Group, the nature of CSC’s public sector and global commercial business requires the Compensation Committee to utilize market data of certain companies on a standalone basis, as well as specific operating units within others of these corporations. The Compensation Committee faces difficulty in comparing CSC’s compensation programs as it needs to compare CSC compensation levels against incongruent compensation and performance data. The individual operating units reviewed by the Compensation Committee include General Dynamics Corp. – Information Systems and Technology, L-3 Communications Holdings Inc. – Government Services, Lockheed Martin – Information Systems & Global Services, Northrop Grumman – Information Systems, Technical Services and Raytheon – Intelligence and Information Systems, Technical Services, Network Centric Systems. The compensation consultant combines the pay data from the Primary Peer Group, the operating units cited above, and appropriate surveys to determine an overall market pay rate for each NEO.

50	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

     In addition, the Compensation Committee reviews the pay practices (not pay levels) of several other companies including Dell Inc., Oracle Corporation, Unisys Corp., Hewlett-Packard Company, International Business Machines Corp., and Lockheed Martin Corporation to gain insights into market trends in executive compensation.

Additional Compensation Policies

     In addition to the components of our executive compensation program, we maintain the compensation policies described below.

Derivatives Trading

     The Board of Directors has adopted a policy prohibiting directors, corporate officers and each employee of CSC or its subsidiaries who are financial insiders, and members of their immediate families, from entering into any transactions in CSC’s securities except during announced trading periods, pursuant to a trading plan under 10b5-1 of the Exchange Act or as otherwise permitted by the Company’s General Counsel prior to entering any such transaction. In addition, CSC prohibits directors, officers and financial insiders, and members of their immediate families, from derivative security transactions with respect to equity securities of CSC. CSC also discourages persons subject to such policy from margining or pledging CSC stock to secure a loan or purchase shares of CSC stock on margin.

Equity Ownership Guidelines

     The Compensation Committee has adopted equity ownership guidelines for senior level executives to encourage them to build their ownership positions in our common stock over time and retain shares they earn through our equity incentive plans. The Compensation Committee believes that stock ownership by our executive officers further aligns their interests with those of long-term stockholders. Under the equity ownership guidelines, each senior level executive has five years from the date he becomes subject to such guidelines to achieve the following equity ownership levels:

Stock Value as a
Position	Percentage of Base Salary
Chief Executive Officer	700%
Other Named Executive Officers	250 - 300%

     The Compensation Committee reviews compliance with the guidelines on an annual basis and considers the amount of common stock held directly or through the Company’s 401(k) plan, Career Shares, Performance Share Units and other RSUs in determining whether an executive has achieved his designated equity ownership level. As of the end of Fiscal 2012, all NEOs were in compliance with the ownership guidelines.

Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits a company’s annual tax deduction for compensation to its CEO and its three other highest-paid executive officers employed at year-end (other than the CFO) to $1 million per person, unless, among other things, the compensation is “performance-based,” as defined in Section 162(m), and provided under a plan that has been approved by the stockholders. It is our policy to design and administer our compensation program in a tax efficient manner and the Compensation Committee considers Section 162(m) deduction limitation’s impact on the Company. As noted above, compensation decisions are made, among other things, to ensure market competitiveness, to reward outstanding performance, and to attract proven talent. Sometimes this results in compensation amounts being non-deductible under

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	51

Section 162(m). For example, since the CEO’s salary is above the $1,000,000 threshold, a portion of his salary and his perquisites are not deductible by the Company. In Fiscal 2012, substantially all such compensation was deductible and the effects of any loss of such deduction were insignificant.

Compensation Recoupment Policy

     CSC maintains a compensation recoupment or “clawback” policy that permits the Company to recover performance based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under the Company’s equity grant agreements, employees may be required to forfeit awards or gains if a recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

Contracts and Agreements

     Currently, the Company is not a party to any employment agreement with any of the NEOs, other than Messrs. Lawrie and Laphen. Additional details regarding these employment agreements can be found under “Employment and Other Agreements” below.

52	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Summary Compensation Table

     The following table provides information on the compensation of the Named Executive Officers in the Fiscal Years indicated.

						Change in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary[2]	Awards[3]	Awards[4]	Compensation[5]	Earnings[6]	Compensation[7]	Total
Name & Principal Position[1]	Year	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
J. Michael Lawrie	2012	48,077	–	–	–	–	1,442	49,519
President and Chief
Executive Officer

Michael W. Laphen	2012	1,086,058	3,893,704	2,588,553	0	2,100,589	11,190,177	20,859,081
Former Chairman, President
and Chief Executive	2011	1,107,692	4,602,406	2,703,160	1,314,000	2,606,789	212,301	12,546,348
Officer	2010	1,050,000	5,039,322	3,342,614	2,457,000	3,462,606	175,801	15,527,343

Michael J. Mancuso	2012	632,000	1,183,716	646,307	0	–	19,728	2,481,751
Vice President and Chief	2011	621,154	1,322,674	607,435	369,100	–	26,925	2,947,288
Financial Officer	2010	585,000	1,117,359	665,113	684,100	–	26,352	3,077,924

James D. Cook	2012	580,000	892,201	593,131	0	1,160,972	6,223	3,232,527
President, Business	2011	573,562	949,162	557,453	372,600	907,341	16,433	3,376,551
Solutions & Services Sector

Guy M. Hains	2012	605,511	989,078	521,026	0	–	80,072	2,195,687
President, International

Russell H. Owen	2012	583,000	807,082	536,576	0	1,551,570	8,284	3,486,512
Former President, Managed	2011	570,769	954,080	560,339	374,500	942,675	17,777	3,420,140
Services Sector

James W. Sheaffer	2012	542,000	882,062	461,890	0	61,501	8,177	1,955,630
President, North American	2011	528,569	1,138,377	520,930	348,200	51,442	9,034	2,596,552
Public Sector
____________________

1.	Mr. Lawrie became President and Chief Executive Officer effective March 19, 2012. Mr. Laphen retired from his position as Chairman, President and Chief Executive Officer effective March 19, 2012. Rodney F. Chase was appointed Non-Executive Chairman of the Board effective March 19, 2012. Mr. Mancuso retired on May 29, 2012. Mr. Owen ceased to be an executive officer on September 16, 2011 and terminated employment on June 22, 2012.

2.	The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan or any other plan. All executive officers listed above are paid in U.S. dollars, with the exception of Mr. Hains, who is paid in pounds sterling. For the purpose of the Summary Compensation Table and accompanying footnotes, Mr. Hains’ information in pounds sterling is converted to U.S. dollars at an exchange rate of $1.597, which was the average exchange rate for Fiscal 2012.

3.	The amounts shown in Column (d) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for Performance Share Units, Service RSUs, and Career Shares (where applicable) granted during the fiscal year. On his retirement, Mr. Laphen forfeited all equity awards granted to him in Fiscal 2012.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	53

Pursuant to Regulation S-K Item 402(c)(2)(v), the amounts shown exclude the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2012 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. Performance Share Units and Service RSUs canceled or forfeited during Fiscal Year 2012 are as follows:

2012 Total Stock Award
Name	Cancellations/Forfeitures
Michael W. Laphen	146,582

Michael J. Mancuso	10,581

James D. Cook	7,489

Guy M. Hains	7,221

Russell H. Owen	6,443

James W. Sheaffer	6,563

Stock awards granted consisted of Service RSUs and Performance Share Units. The amounts shown in Column (d) for Fiscal Year 2010 do not include the One-Time Award granted in Fiscal Year 2010 which replaced the 2009 awards of Performance Share Units canceled in May 2009. The One-Time Award granted in Fiscal 2010 paid out at 0% of target based on the Company’s performance over the two-year period. For all Performance Share Units, the amounts included in Column (d) reflect the value at the grant date based upon the estimated performance during the performance period. Based on grant date values, the maximum value of the 2012 stock awards is as follows:

2012 Stock Awards
Name	at Maximum Value
Michael W. Laphen	$5,840,556 *

Michael J. Mancuso	$1,669,793

James D. Cook	$1,338,302

Guy M. Hains	$1,380,938

Russell H. Owen	$1,210,624

James W. Sheaffer	$1,229,437
____________________ *Mr. Laphen forfeited these awards upon his retirement in March 2012.

4.	The amounts shown in Column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year. On his retirement, Mr. Laphen forfeited all equity awards granted in Fiscal 2012.

54	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Pursuant to Regulation S-K Item 402(c)(2)(vi), the amounts shown exclude the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of stock options, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2012 Annual Report on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. None of the NEOs other than Mr. Laphen forfeited stock options during Fiscal Year 2012.

5.	The amounts shown in Column (f) reflect amounts earned during the fiscal year under the AMIP, whether or not payment was deferred pursuant to the Deferred Compensation Plan. Because Revenue, Operating Income, Free Cash Flow, and Earnings Per Share for Fiscal 2012 were significantly below target, no cash incentives under the AMIP were earned by the NEOs for Fiscal 2012 performance.

6.	The amounts shown in Column (g) for Fiscal Year 2012 reflect the sum of (i) the aggregate annual change in the actuarial present value of the NEO’s accumulated benefit under the Pension Plan, SERP and the Excess Plan plus (ii) the NEO’s above market or preferential earnings during the fiscal year under the Deferred Compensation Plan, if any. Messrs. Laphen, Cook and Owen are participants in the Pension Plan, SERP and Excess Plan. Messrs. Sheaffer and Cook participate in the Deferred Compensation Plan.

	Annual Increase in	Annual Increase in	Annual Increase in	Preferential Earnings
	Accumulated Benefit	Accumulated Benefit	Accumulated Benefit	Under Deferred
	Under Pension Plan	Under SERP	Under Excess Plan	Compensation Plan
Name	at March 30, 2012	at March 30, 2012	at March 30, 2012	During Fiscal Year 2012	Total
J. Michael Lawrie	–	–	–	–	–

Michael W. Laphen	$141,755	$1,854,537	$104,297	–	$2,100,589

Michael J. Mancuso	–	–	–	–	–

James D. Cook	$97,791	$952,345	$58,560	$52,276	$1,160,972

Guy M. Hains	–	–	–	–	–

Russell H. Owen	$118,199	$1,411,528	$21,843	–	$1,551,570

James W. Sheaffer	–	–	–	$61,501	$61,501

7.	Column (h) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. The amount shown for Mr. Laphen includes certain severance-related payments and benefits he became contractually entitled to receive when he retired on March 19, 2012. Specifically, this amount includes (i) $6,750,000 in cash severance payments made pursuant to Mr. Laphen’s employment agreement of December 20, 2010, (ii) $3,866,119, which represents the value associated with accelerating the vesting of certain outstanding Service RSUs, (iii) $150,375, which represents the value associated with accelerating the vesting of certain outstanding Performance Share Units, (iii) $106,199 in additional benefits under the SERP, (iv) $27,719 in additional benefits under the Excess Plan, and (v) $16,590 in COBRA continuation premiums. There will be a six-month delay in these severance-related payments and benefits to the extent they are determined to be subject to the provisions of Section 409A of the Internal Revenue Code. These severance-related payments and benefits are described in greater detail below under “Employment and Other Agreements.”

The Company provided the following perquisites and other personal benefits, or property, to NEOs, except as otherwise indicated: personal use of Company aircraft (Mr. Laphen), financial planning assistance (Mr. Laphen), security (Mr. Laphen), and automobile (Messrs. Laphen, Mancuso, and Cook). In addition, the Company makes matching contributions to the Company’s broad-based 401(k) defined contribution

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	55

plan on behalf of the NEOs (other than Mr. Hains). The Company also pays premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies. None of the NEOs received any tax reimbursements during Fiscal Year 2012.

The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in Fiscal Year 2012 are set forth below:

	Personal Use		401(k) Plan	Life
	of Company		Matching	Insurance
Name	Aircraft	Automobile	Contributions	Premiums
J. Michael Lawrie	–	–	$1,442	–

Michael W. Laphen	$198,836	$37,544	$6,490	$1,981

Michael J. Mancuso	–	$13,211	$5,265	$1,252

James D. Cook	–	$1,064	$4,010	$1,149

Guy M. Hains*	–	$4,989	*	*

Russell H. Owen	–	–	$7,129	$1,155

James W. Sheaffer	–	–	$7,103	$1,074
____________________

*As a CSC U.K. employee, Mr. Hains received a flexible spending amount of $75,083 for Fiscal 2012 under the Company’s U.K. Flexible Benefit program, which allows employees to select from a variety of benefit options. Mr. Hains allocated his flexible spending fund, along with a portion of his annual base salary, towards the following benefits for Fiscal 2012: contributions to a defined contribution retirement plan ($81,388), life insurance (including dependent death-in-service pension) ($3,010), extended sick pay ($2,408), personal accident insurance ($169), private medical coverage ($2,530), and health screening benefits ($388).

The incremental cost of Mr. Laphen’s use of Company aircraft is based on the variable costs to the Company, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries.

56	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Summary of CEO Non-Severance Compensation Realized in Fiscal 2012

     The table below provides a different perspective on compensation that is supplemental to the information contained in the Summary Compensation Table. As noted above, Mr. Laphen retired from the Company on March 19, 2012, and became entitled to certain severance-related payments and benefits under the terms of his employment agreement and October 2011 succession agreement. These severance-related payments represent unique one-time payments unrelated to the Company’s performance in Fiscal 2012 and are therefore excluded from this table. The payments are separately detailed under “Employment and Other Agreements” below.

     This table provides details of pre-tax income realized by Mr. Laphen during Fiscal 2012 from base salary, annual incentive compensation and from long term equity incentive compensation regardless of the year in which the equity award was granted. It does not include changes in pension value and non-qualified deferred compensation or other compensation included in column “h” of the Summary Compensation Table.

			Pre-Tax
Non-Severance	Applicable	Annual Rate/	Realized
Cash Compensation	Period	Target ($)	Income ($)	Explanation
Salary	Fiscal 2012	$1,125,000	$1,086,058	Mr. Laphen’s annual salary rate remained unchanged for Fiscal 2012. His pre-tax realized salary for Fiscal 2012 represents pay through his retirement date of March 19, 2012.

Annual Cash Incentive	Fiscal 2012	$2,250,000	0	Based upon CSC’s Fiscal 2012 performance, Mr. Laphen received no actual annual cash incentive payment for Fiscal 2012. Please see “Annual Incentive Compensation” for additional details.
Total Non-Severance
Cash Compensation		$3,375,000	$1,086,058

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	57

		Award	Pre-Tax
Non-Severance	Applicable	Date Value	Realized
Equity Compensation	Period	($)	Income ($)
Service-Vested RSU	6/2007 – 6/2011	836,845	596,989	The issuance of 15,152 shares on settlement of the RSUs is the second of three equal tranches, which vest on the third, fourth, and fifth anniversaries of the grant date. Pre-tax realized income was 28.66% below the grant date value, which is equal to the percentage decline in CSC stock price on the date of release ($38.50) relative to the share price on the grant date ($55.23).

Service-Vested RSU	5/2008 – 5/2011	2,116,382	1,773,738	A total of 43,538 Service RSU, representing 100% of the grant, vested on the third anniversary of the grant date pursuant to the original terms of the grant. Pre-tax realized income was 16.19% below the grant date value, which is equal to the percentage decline in CSC stock price on the date of release ($40.04) relative to the share price on the grant date ($48.61).

Service-Vested RSU	5/2006 – 5/2011	469,645	384,201	The issuance of 8,485 shares on settlement of the RSUs is the last of three equal tranches, which vest on the third, fourth, and fifth anniversaries of the grant date. Pre-tax realized income was 18.19% below the grant date value, which is equal to the percentage decline in CSC stock price on the date of release ($44.58) relative to the share price on the grant date ($55.35).

Total Non-Severance
Equity Compensation		$3,422,872	$2,754,928
Total Realized Non-Severance
Compensation		$6,797,872	$3,840,986

58	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Grants of Plan-Based Awards

     The following table provides information on AMIP awards, RSUs and stock options granted to the NEOs in the Fiscal Year ended March 30, 2012.

									All Other	All Other
									Stock	Option
									Awards:	Awards:		Grant
									Number	Number	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			of	of	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive Plan			Shares	Securities	Price of	Stock and
			Plan Awards[1]			Awards[2]			of Stock	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units[3]	Options	Awards	Awards[2]
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Michael W. Laphen[4]
AMIP	–	–	1,125,000	2,250,000	3,375,000	–	–	–	–	–	–	–
RSUs – Service[4]	6/20/2011	5/17/2011	–	–	–	–	–	–	50,502	–	–	1,946,852
RSUs – Performance[4]	6/20/2011	5/17/2011	–	–	–	5,050	50,502	101,004	–	–	–	1,946,852
Stock Options[4]	6/20/2011	5/17/2011	–	–	–	–	–	–	–	236,724	38.55	2,588,553

Michael J. Mancuso
AMIP	–	–	347,600	695,200	1,042,800	–	–	–	–	–	–	–
RSUs – Service	6/20/2011	5/17/2011	–	–	–	–	–	–	12,609	–	–	486,077
RSUs – Performance	6/20/2011	5/17/2011	–	–	–	1,261	12,609	25,218	–	–	–	486,077
RSUs - Career Shares	6/20/2011	5/17/2011	–	–	–	–	–	–	5,488	–	–	211,562
Stock Options	6/20/2011	5/17/2011	–	–	–	–	–	–	–	59,105	38.55	646,307

James D. Cook
AMIP	–	–	319,000	638,000	957,000	–	–	–	–	–	–	–
RSUs – Service	6/20/2011	5/17/2011	–	–	–	–	–	–	11,572	–	–	446,101
RSUs – Performance	6/20/2011	5/17/2011	–	–	–	1,157	11,572	23,144	–	–	–	446,101
Stock Options	6/20/2011	5/17/2011	–	–	–	–	–	–	–	54,242	38.55	593,131

Guy M. Hains
AMIP	–	–	333,031	666,062	999,093	–	–	–	–	–	–	–
RSUs – Service			–	–	–	–	–	–	10,165	–	–	391,861
RSUs – Performance	6/20/2011	5/17/2011	–	–	–	1,017	10,165	20,330	–	–	–	391,861
RSUs – Career Shares	6/20/2011	5/17/2011	–	–	–	–	–	–	5,327	–	–	205,356
Stock Options	6/20/2011	5/17/2011	–	–	–	–	–	–	–	47,648	38.55	521,026

Russell H. Owen
AMIP	–	–	320,650	641,300	961,950	–	–	–	–	–	–	–
RSUs – Service	6/20/2011	5/17/2011	–	–	–	–	–	–	10,468	–	–	403,541
RSUs – Performance	6/20/2011	5/17/2011	–	–	–	1,047	10,468	20,936	–	–	–	403,541
Stock Options	6/20/2011	5/17/2011	–	–	–	–	–	–	–	49,070	38.55	536,576

James W. Sheaffer
AMIP	–	–	298,100	596,200	894,300	–	–	–	–	–	–	–
RSUs – Service	6/20/2011	5/17/2011	–	–	–	–	–	–	9,011	–	–	347,374
RSUs – Performance	6/20/2011	5/17/2011	–	–	–	901	9,011	18,022	–	–	–	347,374
RSUs – Career Shares	6/20/2011	5/17/2011	–	–	–	–	–	–	4,859	–	–	187,314
Stock Options	6/20/2011	5/17/2011	–	–	–	–	–	–	–	42,240	38.55	461,890
____________________

1.	The amounts shown in Columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the AMIP for Fiscal 2012. Actual amounts earned for Fiscal 2012 under the AMIP are set forth in column (f) of the Summary Compensation Table. Due to the Company’s performance in Fiscal 2012, there were no AMIP awards paid to the NEOs in Fiscal 2012.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	59

2.	The number of shares which vest ranges from zero if Revenue underperforms the Peer Index by 3% or ROIC drops to 8.5% to a maximum of two times the number of target shares if Revenue exceeds the Peer Index by 3% and ROIC reaches 11.5%. The threshold number contained in Column (g) represents achievement of 10% of target, but the actual payment could range to zero.

3.	Career Shares are RSUs that vest upon the executive reaching age 65, or age 55 or older with at least 10 years of service, or as otherwise determined by the Compensation Committee. They are settled in shares of CSC stock at the rate of 10% of the shares granted on each of the first ten anniversaries of the executive’s retirement date.

4.	Mr. Laphen forfeited all Fiscal 2012 Long-Term Equity Incentive grants upon his retirement on March 19, 2012.

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on unexercised stock options and unvested RSUs held by the NEOs on March 30, 2012. Shaded awards represent stock options granted as all or part of an AMIP award. The practice of granting equity as all or part of an AMIP award was discontinued after payment of the Fiscal Year 2006 AMIP.

		Option Awards				Stock Awards
								Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan Awards:
								Number of	Market or
								Unearned	Payout Value
		Number of	Number of			Number of	Market Value	Shares,	of Unearned
		Securities	Securities			Shares or	of Shares or	Units or	Shares, Units
		Underlying	Underlying			Units of	Units of	Other	or Other
		Unexercised	Unexercised	Option		Stock	Stock	Rights That	Rights That
		Options	Options	Exercise	Option	That Have	That Have	Have Not	Have Not
		(#)	(#)	Price	Expiration	Not Vested	Not Vested [1]	Vested	Vested [2]
Name		Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)	Grant Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael W. Laphen[3]	05/25/2010	189,179	–	48.22	03/19/2017	–	–	47,723 [4]	142,883
	05/26/2009	195,653	–	42.12	03/19/2017	–	–	–	–
	05/27/2008	119,582	–	48.61	03/19/2017	–	–	–	–
	06/18/2007	125,000	–	55.23	03/19/2017	–	–	–	–
	06/15/2007	100,000	–	55.15	03/19/2017	–	–	–	–
	05/22/2006	70,000	–	55.35	05/22/2016	–	–	–	–
	05/23/2005	60,000	–	44.30	05/23/2015	–	–	–	–
	05/12/2004	50,000	–	39.04	05/12/2014	–	–	–	–
	05/05/2003	2,031	–	8.29	05/05/2013	–	–	–	–
	04/01/2003	50,000	–	32.41	04/01/2013	–	–	–	–

60	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

		Option Awards					Stock Awards
										Equity
										Incentive	Equity
										Plan	Incentive
										Awards:	Plan Awards:
										Number of	Market or
										Unearned	Payout Value
		Number of	Number of				Number of		Market Value	Shares,	of Unearned
		Securities	Securities				Shares or		of Shares or	Units or	Shares, Units
		Underlying	Underlying				Units of		Units of	Other	or Other
		Unexercised	Unexercised		Option		Stock		Stock	Rights That	Rights That
		Options	Options		Exercise	Option	That Have		That Have	Have Not	Have Not
		(#)	(#)		Price	Expiration	Not Vested		Not Vested [1]	Vested	Vested [2]
Name		Exercisable	Unexercisable		($)	Date	(#)		($)	(#)	($)
(a)	Grant Date	(b)	(c)		(d)	(e)	(f)		(g)	(h)	(i)
Michael J. Mancuso	06/20/2011	–	59,105	[5]	38.55	06/20/2021	12,609	[6]	377,513	12,609 [7]	37,751
	05/25/2010	14,171	28,340	[8]	48.22	05/25/2020	10,724	[9]	321,077	10,724 [4]	32,108
	05/26/2009	25,954	12,977	[10]	42.12	05/26/2019	11,903	[11]	356,376	–	–
	01/15/2009	32,091	–		36.66	01/15/2019	–		–	–	–
James D. Cook	06/20/2011	–	54,242	[5]	38.55	06/20/2021	11,572	[6]	346,466	11,572 [7]	36,647
	05/25/2010	13,005	26,008	[8]	48.22	05/25/2020	9,842	[9]	294,669	9,842 [4]	29,467
	05/26/2009	29,394	14,696	[10]	42.12	05/26/2019	13,480	[11]	403,591	–	–
	05/27/2008	30,565	–		48.61	05/27/2018	–		–	–	–
	06/18/2007	20,000	–		55.23	06/18/2017	2,424	[12]	72,575	–	–
	05/22/2006	20,000	–		55.35	05/22/2016	–		–	–	–
	05/23/2005	17,500	–		44.30	05/23/2015	–		–	–	–
	05/12/2004	12,500	–		39.04	05/12/2014	–		–	–	–
	06/13/2002	50,394	–		45.61	06/13/2012	–		–	–	–
Guy M. Hains	06/20/2011	–	47,648	[5]	38.55	06/20/2021	10,165	[6]	304,340	10,165 [7]	30,434
	05/25/2010	10,819	21,636	[8]	48.22	05/25/2020	8,187	[9]	245,119	8,187 [4]	25,512
	05/26/2009	23,618	11,808	[10]	42.12	05/26/2019	10,832	[11]	324,310	–	–
	05/27/2008	39,649	–		48.61	05/27/2018	–		–	–	–
	06/18/2007	30,000	–		55.23	06/18/2017	3,636	[12]	108,862	–	–
	05/22/2006	17,500	–		55.35	05/22/2016	–		–	–	–
	05/23/2005	20,000	–		44.30	05/23/2015	–		–	–	–
	05/12/2004	15,000	–		39.04	05/12/2014	–		–	–	–
	05/05/2003	17,500	–		33.16	05/05/2013	–		–	–	–
	06/13/2002	23,821	–		45.61	06/13/2012	–		–	–	–

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	61

		Option Awards				Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
									Awards:	Plan Awards:
									Number of	Market or
									Unearned	Payout Value
		Number of	Number of			Number of		Market Value	Shares,	of Unearned
		Securities	Securities			Shares or		of Shares or	Units or	Shares, Units
		Underlying	Underlying			Units of		Units of	Other	or Other
		Unexercised	Unexercised	Option		Stock		Stock	Rights That	Rights That
		Options	Options	Exercise	Option	That Have		That Have	Have Not	Have Not
		(#)	(#)	Price	Expiration	Not Vested		Not Vested [1]	Vested	Vested [2]
Name		Exercisable	Unexercisable	($)	Date	(#)		($)	(#)	($)
(a)	Grant Date	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)
Russell H. Owen	06/20/2011	–	49,070 [5]	38.55	06/20/2021	10,468	[6]	313,412	10,468 [7]	31,341
	05/25/2010	13,072	26,143 [8]	48.22	05/25/2020	9,893	[9]	296,196	9,893 [4]	29,620
	05/26/2009	25,289	12,644 [10]	42.12	05/26/2019	11,598	[11]	347,244	–	–
	05/27/2008	26,297	–	48.61	05/27/2018	–		–	–	–
	06/18/2007	30,000	–	55.23	06/18/2017	3,636	[12]	108,862	–	–
	05/22/2006	27,500	–	55.35	05/22/2016	–		–	–	–
	05/23/2005	22,500	–	44.30	05/23/2015	–		–	–	–
	05/12/2004	20,100	–	39.04	05/12/2014	–		–	–	–
	06/13/2002	46,860	–	45.61	06/13/2012	–		–	–	–
James W. Sheaffer	06/20/2011	–	42,240 [5]	38.55	06/20/2021	9,011	[6]	269,789	9,011 [7]	26,979
	05/25/2010	12,153	24,304 [8]	48.22	05/25/2020	9,197	[9]	275,358	9,197 [4]	27,536
	05/26/2009	25,757	12,878 [10]	42.12	05/26/2019	11,813	[11]	353,681	–	–
	05/27/2008	26,784	–	48.61	05/27/2018	–		–	–	–
	06/18/2007	30,000	–	55.23	06/18/2017	3,636	[12]	108,862	–	–
	05/22/2006	25,000	–	55.35	05/22/2016	–		–	–	–
	12/19/2005	25,000	–	49.10	12/19/2015	–		–	–	–
	05/23/2005	10,000	–	44.30	05/23/2015	–		–	–	–
	05/12/2004	7,500	–	39.04	05/12/2014	–		–	–	–
	03/03/2003	5,000	–	30.64	03/03/2013	–		–	–	–
____________________

1.	As required by Regulation S-K Item 402(f)(2), the market value of Service RSUs shown in Column (f) is based on the $29.94 closing market price of CSC common stock on March 30, 2012.

2.	As required by Regulation S-K Item 402(f)(2), the market value of unearned Performance Share Units shown in Column (i) is based on achieving threshold performance goals, which would result in a payout equal to 10% of the target payout.

3.	Mr. Laphen retired on March 19, 2012. In accordance with his succession agreement dated October 18, 2011, the exercise periods for options granted prior to calendar year 2011 were extended to the earlier of 5 years from his retirement date or the original grant expiration date.

62	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

4.	Represents Performance Share Units. Vesting will occur on March 29, 2013, provided that the performance conditions have been satisfied by certification from the Compensation Committee.

5.	One-third of the grant vested June 20, 2012, and one-third vests on each of June 20, 2013, and June 20, 2014, respectively. The Committee has agreed, in exchange for Mr. Sheaffer’s ongoing post-retirement co-operation, and as permitted under the terms of Mr. Sheaffer’s outstanding options, to accelerate the vesting of all outstanding options that otherwise would have vested during the twelve-month period following Mr. Sheaffer’s retirement on June 29, 2012, had he remained employed by the Company during that period. The Committee took the same action with regard to Mr. Mancuso, who retired on May 29, 2012. Therefore, Mr. Mancuso became vested in 53,574 options on May 29, 2012, and Mr. Sheaffer will become vested in 26,232 options on June 29, 2012.

6.	Represents Service RSUs. Units vest 100% on June 20, 2014.

7.	Represents Performance Share Units that vest, subject to satisfaction of performance conditions, on March 28, 2014.

8.	One-half of the grant vested on May 25, 2012 and one-half vests on May 25, 2013, respectively. See footnote 5 above with respect to additional options vesting for Mr. Sheaffer and Mr. Mancuso on their respective retirement dates.

9.	Represents Service RSUs. Units vest 100% on May 25, 2013. The Committee has agreed, in exchange for Mr. Sheaffer’s ongoing post-retirement co-operation, and as permitted under the terms of Mr. Sheaffer’s outstanding Service RSUs, to accelerate the vesting of all outstanding Service RSUs that otherwise would have vested during the twelve-month period following Mr. Sheaffer’s retirement on June 29, 2012, had he remained employed by the Company during that period. The Committee took the same action with regard to Mr. Mancuso, who retired on May 29, 2012. Therefore, Mr. Mancuso became vested in 10,724 Service RSUs on May 29, 2012, and Mr. Sheaffer will become vested in 9,197 Service RSUs on June 29, 2012.

10.	Represents one-third of the grant, which vested on May 26, 2012.

11.	Represents Service RSUs. Units vested 100% on May 26, 2012.

12.	Represents one-third of the grant, which vested on June 18, 2012.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	63

Option Exercises and Stock Vested

     The following table provides information on stock options held by the NEOs that were exercised and RSUs held by the NEOs that vested, during the Fiscal Year ended March 30, 2012.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting[1]	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	—	—	189,870 [2]	6,570,994

Michael J. Mancuso	—	—	14,135 [3]	341,360

James D. Cook	—	—	15,976	646,951

Guy M. Hains	—	—	20,194	812,596

Russell H. Owen	—	—	16,544	671,953

James W. Sheaffer	—	—	16,419 [4]	665,572
____________________

1.	Reflects the gross number of underlying shares for restricted stock units on the vest date. Amounts exclude Performance Share Units granted in Fiscal 2010, which paid out at 0% of target based on the Company’s performance over the relevant three-year performance period. The total number of shares acquired and the value realized net of shares withheld for tax payment to each of the Named Executive Officers are as follows:

	# of Shares
	Issued on	Value Realized
Name	Vesting	on Vesting ($)
Michael W. Laphen	162,027	5,468,784

Michael J. Mancuso	9,435	227,855

James D. Cook	10,711	433,743

Russell H. Owen	11,215	455,508

James W. Sheaffer	10,646	431,551

Guy M. Hains	9,692	390,002

2.	Includes 122,695 RSUs that vested as of March 19, 2012, Mr. Laphen’s retirement date. Settlement in shares are subject to deferral as required under Internal Revenue Code Section 409A. RSUs will be settled in shares, net of shares withheld for taxes, on September 21, 2012 along with dividend equivalents earned on the vested units.

64	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

3.	Excludes 5,488 Career Shares that vested on June 20, 2012. One-tenth of this amount will be settled in shares of Common Stock on each of the 1st - 10th anniversaries of Mr. Mancuso’s retirement date.

4.	Excludes 10,073 Career Shares in which 5,214 shares vested on May 15, 2011 when the vesting terms were met and 4,859 shares vested on June 20, 2012. One-tenth of this amount will be settled in shares of Common Stock on each of the 1st - 10th anniversaries of Mr. Sheaffer’s retirement date.

Pension Benefits

     In addition to a tax-qualified Pension Plan, the Company has a supplemental executive retirement plan and an excess benefit plan (the “SERP” and the “Excess Plan”, respectively). Messrs. Lawrie, Mancuso, Hains and Sheaffer do not participate in the Pension Plan, SERP or the Excess Plan.

     The following table provides information on the actuarial value of each NEO’s accumulated benefit under the Pension Plan, the SERP and the Excess Plan as of March 30, 2012, as applicable, determined using the assumptions set forth in Note 12 of the Company’s 2012 Annual Report filed on Form 10-K.

				Payments
			Present Value of	During
		Number of Years	Accumulated	Last Fiscal
		Credited Service[1]	Benefit	Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	Pension Plan	22	1,382,056	—
	SERP	35	12,951,803	—
	Excess Plan	14	660,188	—

James D. Cook	Pension Plan	11	594,701	—
	SERP	16	6,255,334	—
	Excess Plan	11	344,324	—

Russell H. Owen	Pension Plan	20	597,929	—
	SERP	20	4,748,404	—
	Excess Plan	9	107,458	—
____________________

1.	The Number of Years of Credited Service for each of the NEOs under the plans does not exceed such officer’s total years of service with the Company and its affiliates. For the Pension Plan, the Number of Years of Credited Service equals all years of service except for years for which any required employee contributions were not made. For the SERP, the Number of Years of Credited Service equals all years of service with the Company and with any affiliates. For the Excess Plan, the Number of Years of Credited Service means the number of years since the executive’s entry into a predecessor supplemental executive retirement plan, of which the Excess Plan is a successor plan.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	65

     Pension Plan. The Pension Plan is a contributory, career average defined benefit pension plan. The Pension Plan generally provides for annual retirement benefits, calculated on a single life annuity basis, equal to 2.25% of the participant’s base salary during all years of participation. The Pension Plan was “frozen” for most participants, including all NEOs, effective July 10, 2009, and no new accruals have occurred after that date.

     Pursuant to Internal Revenue Code requirements, the maximum benefits payable under the Pension Plan and the maximum base salary used to compute Pension Plan benefits are limited each year. For calendar year 2012, the maximum annual benefit is $200,000 and the maximum base salary is $250,000. To the extent that an additional benefit that would be payable under the Pension Plan absent these limitations (the “Excess Benefit”) is not paid under the Pension Plan, that Excess Benefit is paid under the Excess Plan to persons who participate in those Plans. However, compensation for periods of time prior to the executive’s date of first participation in the Excess Plan is not taken into account. Normal retirement is defined as age 65 or older under the Pension Plan and the Excess Plan, and there is a 6% reduction in benefits for each year by which a participant’s age at retirement is less than 65.

     SERP. The SERP is an unfunded plan which provides a retirement benefit to a participant for his or her lifetime in an annual amount equal to 50% of the participant’s average cash compensation for the highest three (of the last five) fiscal years (“highest three fiscal years”) for which a bonus has been determined, less 100% of the amount of Company-provided defined benefit plan benefits. For purposes of this calculation:

(i)	“Average cash compensation” means the sum of (a) the average base salary earned during the highest three fiscal years, plus (b) the lesser of (1) the average bonus earned during the highest three fiscal years or (2) 100% of the average base salary rate on the last day of each of the highest three fiscal years.

(ii)	“Company-provided defined benefits” means the aggregate amount the participant is entitled to receive on a periodic basis, for life, from governmental or private pension or defined benefit pension plans or similar vehicles, but only to the extent attributable to contributions or funding by the Company. This amount is generally equal to the sum of (a) 50% of the amount of primary Social Security benefits payable at the time of determination, (b) the amount of the Pension Plan benefits attributable to Company funding, and (c) 100% of Excess Plan benefits.

     As indicated above, the SERP benefit is subject to offsets from other Company pension plans and government plans, and these offset amounts are subject to change. However, the SERP benefit at a participant’s termination date, in conjunction with Company-funded benefits payable as of that date and Company-funded government benefits (payable as of that date, or age 62, if later), generally will not be less than 50% of the participant’s average cash compensation (at his termination date) for the highest three fiscal years for which a bonus has been determined, as described above. Upon the participant’s death, a spousal benefit of 50% of the participant’s benefit is payable for the spouse’s lifetime.

     Payment of the SERP benefit commences upon normal retirement at age 62 or older with at least 12 years of continuous employment, or upon early retirement at age 55 or older with at least ten years of continuous employment. The amount of the SERP benefit payable will be reduced by 5% for each year by which a participant’s age at retirement is less than 62, and by 1/12 for each year by which the participant’s period of continuous employment is less than 12 years. If the participant’s age plus years of service at retirement is 85 or more, however, the reduction for age less than 62 shall be 2.5% per year, rather than 5% per year.

     There is a potential six-month delay in payments under the SERP to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deemed to be deferred on or after January 1, 2005. The SERP provides for the crediting of interest during any such payment delay period.

66	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

     The Company pays a participant’s FICA taxes attributable to SERP benefits and pays the participant a tax gross-up to cover the federal, state and local income taxes on the amount of the FICA tax payment.

     Additional benefits may be payable following a Change in Control, as discussed below under “Potential Payments Upon Change in Control and Termination of Employment; SERP and Excess Plan.”

     Excess Plan. The Excess Plan is a separate, unfunded plan for SERP participants, providing a retirement benefit which generally restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits prospectively from the date of first participation as described above under “Pension Plan.” See “Potential Payments Upon Change in Control and Termination of Employment; SERP and Excess Plan” below for a description of the circumstances following a Change in Control under which a participant may, in accordance with a prior election, receive a lump sum payment equal to the present value of all remaining Excess Plan benefits and/or any spousal benefits in lieu of any further payments under the Excess Plan, subject to the potential six-month delay (due to Section 409A of the Internal Revenue Code) and the crediting of interest during such delay period as discussed above for SERP benefits.

Fiscal Year 2012 Nonqualified Deferred Compensation

     The Deferred Compensation Plan is an unfunded, nonqualified plan which permits participants to defer U.S. federal and most state income tax on all or part of their annual cash incentive award, all or part of their annual base salary in excess of a specified amount ($245,000 for calendar years 2010 and 2011, and $250,000 for calendar year 2012) or amounts payable in cash to non-employee directors for board services. Amounts deferred are credited each year with a return equal to the 120 month rolling average yield to maturity of the Merrill Lynch U.S. Corporate, A Rated, 15+ Years Index, calculated as of December 31 of the preceding year. Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment on or after age 62, death, disability, change in control or a date certain. If participants terminate employment prior to age 62, the full value of their account is paid to them as a lump sum on or about 30 days after termination. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of interest during any such payment delay period.

     The following table summarizes, for each NEO, the contributions and earnings under the Deferred Compensation Plan in Fiscal Year 2012 and the aggregate account balance as of March 30, 2012.

	Executive	Aggregate	Aggregate	Aggregate
	Contributions in	Earnings in Last	Withdrawals/Distribution	Balance at
Name	Last FY ($)	FY ($)	($)	Last FYE($)
(a)	(b)	(c)	(d)	(e)
Michael W. Laphen	—	—	—	—

Michael J. Mancuso	—	—	—	—

James D. Cook	—	146,282	—	2,400,685

Guy M. Hains	—	—	—	—

Russell H. Owen	—	—	—	—

James W. Sheaffer	174,100	190,689	—	3,171,158

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	67

     The Summary Compensation Table provides for each of the NEOs preferential earnings, if any, during the fiscal year under the Deferred Compensation Plan. In this proxy statement, such amounts (which are a subset of the amounts set forth in Column (c) of this table) are included in Column (g) of the Summary Compensation Table and are described in note 6 to that table. The Executive Contributions set forth on Column (b) of this table are not reported as compensation in the Summary Compensation Table.

Potential Payments Upon Change in Control and Termination of Employment

     Mr. Laphen retired from the Company effective March 19, 2012, the date Mr. Lawrie assumed the role of President and CEO. Potential payments to Mr. Laphen upon a change in control or termination of employment are not described in the sections below. Instead, payments actually made to Mr. Laphen as a result of his termination are described separately under “Employment and Other Agreements” below.

Change in Control Termination Benefits

     We offer certain post-employment benefits to a select group of executive officers, including our NEOs, in connection with a change of control. With the exception of the CEO, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan for Senior Management and Key Employees (the “Severance Plan”). Mr. Lawrie does not participate in the Severance Plan; however, he is entitled to certain change in control termination benefits under his employment agreement.

     The table below reflects the value of compensation and benefits that would become payable to each of the NEOs under plans and arrangements existing as of March 30, 2012, if a change in control had occurred on that date and, in circumstances explained below, the executive’s employment had terminated. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, and in accordance with SEC regulations, based on the Company’s closing stock price of $29.94 on March 30, 2012. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan.

     The actual amounts that would be paid upon a NEO’s termination of employment in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age and service.

     The benefits payable as a result of a change in control as reported in the columns of this table are as follows:

  Cash Severance Benefit: Under the Severance Plan and Mr. Lawrie’s employment agreement, upon an involuntary termination or a voluntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives are paid a multiple of base salary plus average annual earned/paid AMIP;

  Pro-Rata Bonus: Mr. Lawrie’s employment agreement provides that, in the event of an involuntary termination or termination for good reason following a change in control, Mr. Lawrie also will receive a pro-rata annual bonus for the year in which the termination occurs based on his target bonus for the fiscal year in which the termination occurs;
68	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

  Benefits Continuation: The Severance Plan and Mr. Lawrie’s employment agreement provide that upon an involuntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment;

  SERP and Excess Plan: The amounts reported in the table below are the increased value in the lump sum benefit payable under terms of the SERP and the Excess Plan, provided that upon an involuntary termination or a voluntary termination within specified periods following a change in control, benefits from the SERP shall not be less than those that would be payable if the participant were age 62 or older and had at least 12 years of continuous employment and as if the participant was 100% vested in benefits accrued under the SERP and benefits from the Excess Plan shall not be less than those that would be payable as if the participant was 100% vested in benefits accrued under that Plan;

  Equity Awards: The amounts reported in the table below are the intrinsic value of stock options and RSU awards (including Performance Share Units and Career Shares) that vest upon a change in control regardless of whether the executive officer’s employment terminates; and

  Excise Tax and Gross Up: The Severance Plan provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a change in control. The excise tax gross up has been eliminated for persons who become participants in the Plan in Fiscal Year 2009 and thereafter. Of the NEOs, Messrs. Cook and Owen are entitled to the excise tax gross up. To the extent that any payments or benefits provided to Mr. Lawrie constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, his employment agreement provides that these payments will be reduced to the maximum amount that Mr. Lawrie may receive without becoming subject to the excise tax imposed under Section 4999 of the Code if it is determined that Mr. Lawrie would retain more money, on an after-tax basis, having such payments so reduced.
COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	69

     Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

					Early Vesting of:
	Cash				Stock		Excise Tax &
	Severance	Benefits	SERP	Excess	Options[1]	RSUs[1]	Gross Up	Aggregate
Name	Benefit ($)	Continuation ($)	($)	Plan	($)	($)	($)	Payments ($)
J. Michael Lawrie	2,500,000	33,265	N/A	N/A	N/A	N/A	0

Michael J. Mancuso	2,098,733	2,674	N/A	N/A	—	2,109,932	N/A	4,211,339

James D. Cook	2,239,133	24,011	1,149,988	N/A	—	2,162,027	0

Guy M. Hains	2,260,521	9,418	N/A	N/A	—	1,856,400	N/A	4,126,339

Russell H. Owen	2,145,933	23,901 [2]	7,416,336 [3]	N/A	—	2,022,567	0

James W. Sheaffer	2,081,066	23,298	N/A	N/A	—	1,906,519	N/A	4,010,883

Totals	13,325,386	116,567	8,566,324		—	10,057,445
____________________

1.	The intrinsic value of RSUs, per share is equal to the closing market price per share of CSC stock on March 30, 2012 ($29.94). The intrinsic value of a stock option, per share, is equal to the excess of (a) the closing market price of CSC stock on March 30, 2012 ($29.94), over (b) the option exercise price per share. RSUs include Service RSUs, Performance Share Units and Career Shares.
2.	Does not include the value of tax equalization benefits provided under the terms of Mr. Owen’s separation agreement, which is described under “Employment and Other Agreements” below.
3.	Unlike the other NEO who participates in the SERP, Mr. Owen had not, as of March 30, 2012, reached the earliest age (age 55) at which a SERP benefit would be payable absent a change in control. Thus, unlike the other SERP participant listed in the table, Mr. Owen would not receive any payment under the SERP if his employment had terminated on March 30, 2012, absent a change of control. Mr. Owen’s employment terminated on June 22, 2012.

Severance Plan for Senior Management and Key Employees

     Each of the NEOs other than Mr. Lawrie participates in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of the Company. If there were a Change of Control and any of them either:

  had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward,

then he would receive a one-time payment and certain health and welfare benefits during a specified period after termination.

     The amount of the one-time payment is equal to two times the participant’s then-current annual base salary plus the average of the three most recent annual AMIP awards paid or determined. The number of years after termination of employment during which a participant would receive health and welfare benefits is equal to the same applicable multiple.

70	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

     The Severance Plan also provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a Change of Control. The excise tax gross up has been eliminated for persons who become participants in the Plan in Fiscal Year 2009 and thereafter. Of the NEOs, Messrs. Cook and Owen are entitled to the excise tax gross up.

     There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code). The Severance Plan provides for the crediting of interest during any such payment or benefits delay period.

     For purposes of the Severance Plan, the following definitions apply:

  “Change of Control” means the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Internal Revenue Code.

  A participant’s termination of employment with the Company is deemed for “Good Reason” if it occurs within six months of any of the following without the participant’s express written consent:
  A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

  A reduction by the Company in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

  A reduction by the Company in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

  A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

  A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

  Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

  Any material breach by CSC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

  Conduct by the Company, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

  Any failure by the Company to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of CSC;
COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	71

provided that for purposes of bullets 2 through 5 above, “Good Reason” will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by the Company, the operating unit of the Company for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change of Control.

  “Cause” means:
  fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

  conviction of a felony involving a crime of moral turpitude;

  willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

  substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of CSC’s Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

SERP and Excess Plan

     If there were a Change in Control (as defined below) and a participant in the SERP and the Excess Plan, either:

  had an involuntary termination of employment or a voluntary termination of employment for Good Reason (as defined below) within three years thereafter, or had any voluntary termination of employment (including by death) more than one but within three years afterwards,

then payment of benefits under the SERP would commence upon termination of employment and would be calculated as if the participant were age 62 or older and had at least 12 years of continuous employment and as if the participant were 100% vested in such benefits and payment of benefits under the Excess Plan would commence upon termination of employment and would be calculated as if the participant were 100% vested in such benefits. Within 30 days after individuals first become participants in the SERP and the Excess Plan, they have the opportunity to elect to receive, upon a termination of employment prior to the third anniversary of a Change in Control, a lump sum payment equal to the present value of all remaining SERP and Excess Plan benefits, including spousal benefits. This lump sum payment is in lieu of any further payments under those plans and is subject to the potential six month delay (due to Section 409A of the Internal Revenue Code) discussed previously and the crediting of interest during such delay period.

72	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

For purposes of the SERP and the Excess Plan, the following definitions apply:

  “Change in Control” has the same meaning as described above (for a Change of Control) under “Severance Plan for Senior Management and Key Employees”; and

  “Good Reason” has the same meaning as described above under “Severance Plan for Senior Management and Key Employees,” excluding the last bullet.

Stock Options and RSUs

     Equity Issued as an AMIP Award in Prior Years. In prior fiscal years, CSC had a program pursuant to which some or all of an AMIP award was paid in the form of RSUs (Fiscal Year 2006), restricted stock (Fiscal Year 2005) or discounted stock options with an exercise price equal to 25% of the market value of the underlying shares on the grant date (Fiscal Year 2004 and earlier) (collectively, “AMIP Equity Securities”). All outstanding AMIP Equity Securities are currently vested.

     Non-AMIP Equity Securities. All stock options, RSUs and restricted stock awards held by the NEOs that were not issued as payment of AMIP awards (collectively, “Non-AMIP Equity Securities”) provide for accelerated vesting in full upon a Change in Control (as defined in “Severance Plan for Senior Management and Key Employees” above), although in some cases the accelerated vesting can be prevented by action of the Compensation Committee. Stock options and RSUs, including Performance Share Units and Career Shares, granted after Fiscal Year 2009, provide for accelerated vesting in full upon a Change in Control, defined as a change in ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Section 409A of the Internal Revenue Code.

Vesting of Equity Awards upon Other Terminations of Employment

     All AMIP Equity Securities which are stock options and which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the third anniversary of employment termination (for involuntary terminations without Cause, or voluntary terminations for Good Reason, at age 61 or younger), the first anniversary of employment termination (for terminations for death or permanent disability) or three months after employment termination (for all other terminations).

     All Non-AMIP Equity Securities provide for accelerated vesting in full, unless the Compensation Committee determines otherwise, upon retirement, other than for Cause (as defined below), at age 62 or older with at least ten years of service. Stock options other than AMIP Equity Securities, which are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for all terminations at age 62 or older other than for Cause), the first anniversary of employment termination (for terminations due to death or permanent disability) or three months after employment termination (for all other terminations). “Cause” means:

  fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

  conviction of a felony involving a crime of moral turpitude;

  willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or
COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	73

  substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (ii) the Employee has thereafter failed to remedy such failure to perform.

     There are provisions in the award agreements for all stock options, RSUs, including Performance Share Units and Career Shares, and restricted stock, other than AMIP Equity Securities, which require the holder of such securities to deliver to the Company an amount in cash equal to the intrinsic value of the securities on the date (the “Realization Date”) they vested (in the case of RSUs or restricted stock) or were exercised (in the case of stock options) if the holder:

  competes with the Company after voluntary termination of employment and prior to six months after the Realization Date, or solicits the Company’s customers or solicits for hire or hires the Company’s employees, or discloses the Company’s confidential information, after voluntary or involuntary termination of employment and prior to one year after a Realization Date.

     These forfeiture provisions do not apply if there has been a Change in Control within three years prior to the employment termination date. In addition, the Company has entered into new Non-Competition Agreements with all member of Senior Management.

Employment and Other Agreements

     Currently, the Company is not a party to an employment agreement with any of the NEOs, other than Mr. Lawrie. The Company is a party to a succession agreement with Mr. Laphen, as well as a separation agreement with Mr. Owen, each of which is described below.

     Employment Agreement with Mr. Lawrie. The Company and Mr. Lawrie entered into an employment agreement on February 7, 2012, pursuant to which the Company agreed to employ Mr. Lawrie as its President and Chief Executive Officer through March 31, 2017, at a minimum annual base salary of $1,250,000 and an annual bonus with a target amount of 150% of base salary and a maximum amount of 300% of base salary. In addition, in respect of each fiscal year of the Company which commences during the term of his employment agreement, Mr. Lawrie will receive time-vesting stock options with an aggregate value equal to 280% of base salary and performance share units with an aggregate value of 420% of base salary, in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of the Company. In addition, Mr. Lawrie generally is eligible to participate in the Company’s employee benefits plans. Mr. Lawrie reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board.

     In the event that Mr. Lawrie is terminated by the Company without “cause” or if he resigns from the Company for “good reason” (as each such term is defined in the employment agreement and collectively referred to as a “Qualifying Termination”), he will receive the following payments under the terms of the agreement:

  a pro-rata annual bonus for the year in which the termination occurs, based on the Company’s actual performance for the entire fiscal year, payable at the time annual bonuses are generally paid (the “Pro-Rata Bonus”);

  a severance payment equal to two times the sum of Mr. Lawrie’s (A) base salary and (B) target annual bonus, payable in twenty-four equal monthly installments following Mr. Lawrie’s termination; and

  COBRA premiums for a period of eighteen months following termination.
74	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

In the event of Qualifying Termination prior to April 1, 2017, any then-vested stock options will remain exercisable for the lesser of two years following the date of termination or the expiration of their term. The employment agreement also provides that upon the termination of Mr. Lawrie’s employment due to death or disability, he will be eligible to receive a Pro-Rata Bonus.

     Accordingly, absent a Change in Control, if Mr. Lawrie’s employment had terminated on March 30, 2012, due to his resignation for good reason or termination by the Company without cause, he would have received: (i) base salary through the date of termination; (ii) a $2,500,000 severance payment; and (iii) reimbursement of COBRA premiums in the amount of $24,270.

     The severance benefits described above are subject to Mr. Lawrie’s continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition agreement described below and the execution and non-revocation of a release of claims against the Company and certain related parties.

     There will be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Lawrie’s employment if such payments and benefits are determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of interest during any such payment or benefits delay period.

     Succession Agreement with Mr. Laphen. In connection with Mr. Laphen’s anticipated retirement, the Company and Mr. Laphen entered into a succession agreement, effective October 18, 2011. Under the terms of the succession agreement, Mr. Laphen’s retirement is treated as a termination by the Company “without cause” for purposes of all existing contractual entitlements, including under the amended and restated employment agreement between Mr. Laphen and the Company, effective December 10, 2010.

     The succession agreement confirms that Mr. Laphen will receive the following benefits, each of which is provided for under the existing terms of his employment agreement:

  earned base salary, annual bonus for a completed fiscal year, unreimbursed business expenses and benefits under the Company’s employee benefit plans (offset by any amounts Mr. Laphen owes the Company);

  a pro-rated annual incentive award for the fiscal year of termination, based on the Company’s actual performance for the entire year and the number of calendar months during the fiscal year that Mr. Laphen was employed, and paid when annual bonuses for that year are regularly paid;

  a severance payment of two times the sum of (i) base salary plus (ii) target annual incentive award paid in equal installments over 24 months; and

  COBRA premiums for 18 months, provided that Mr. Laphen elects COBRA continuation coverage under the Company’s group health plan.

     Under the terms of the succession agreement, Mr. Laphen also will be entitled to SERP and Excess Plan retirement benefits, computed as if he had reached age 62 at the time of his retirement. Mr. Laphen will reach age 62 in October 2012.

     In addition, the succession agreement provides that the Compensation Committee will, as permitted by the terms of the equity based awards, approve the termination of Mr. Laphen’s employment as a retirement at age 62 for the purposes of accelerating the vesting, upon his termination date, of his outstanding unvested equity-based awards, but not including equity awards granted in calendar year 2011. Equity awards granted in calendar year 2011 that have not vested in accordance with their terms on or before Mr. Laphen’s termination date will be forfeited. The two year post-termination exercise period for vested options provided under Mr. Laphen’s

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	75

employment agreement will be extended to five years (but not beyond the maximum remaining term of the option). Any vested Performance Share Units will be paid at the end of their applicable three year performance period, assuming all applicable performance metrics are otherwise met.

     Accordingly, when Mr. Laphen’s employment terminated on March 19, 2012, he became contractually entitled to receive the following amounts:

Early Vesting of:
Pro-rated
Annual	Cash				Stock	Service	Performance
Incentive	Severance	Benefits	SERP	Excess	Options	RSUs	Share Units	Aggregate
Award ($)	Benefit ($)	Continuation ($)	($)[1]	Plan ($)[1]	($)[2]	($)[3]	($)[4]	Payments ($)
0	6,750,000	16,590	106,199	27,719	0	3,866,119	150,375	10,917,002

1.	Represents the additional benefit of treating Mr. Laphen as if he had reached age 62 at the time of his retirement on March 19, 2012. Mr. Laphen will reach age 62 in October 2012.

2.	Represents the intrinsic value of stock options vested pursuant to the terms of Mr. Laphen’s succession agreement based on the $31.51 closing market price of CSC common stock on March 19, 2012, Mr. Laphen’s retirement date.

3.	Represents the market value of Service RSUs vested pursuant to the terms of Mr. Laphen’s succession agreement based on the $31.51 closing market price of CSC common stock on March 19, 2012, Mr. Laphen’s retirement date.

4.	Represents the market value of Performance Share Units vested pursuant to the terms of Mr. Laphen’s succession agreement based on (i) the $31.51 closing market price of CSC common stock on March 19, 2012, and (ii) achieving threshold performance goals, which would result in a payout equal to 10% of the target payout. The actual value realized by Mr. Laphen, if any, will depend on the Company’s actual performance over the 3-year performance period ending with Fiscal 2013.

There will be a six-month delay in payments and benefits provided under the succession agreement following Mr. Laphen’s termination to the extent such payments and benefits are determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The succession agreement provides for the crediting of interest during any such payment or benefits delay period.

     Separation Agreement with Mr. Owen. The Company entered into a separation agreement with Mr. Owen, effective September 16, 2011. Under the terms of the separation agreement, Mr. Owen will remain employed by the Company until June 22, 2012, at which point he will become entitled to early retirement benefits under the SERP. The agreement does not provide Mr. Owen with any additional severance benefits or payments, other than certain tax equalization benefits for the 2011 and 2012 tax years. Additionally, Mr. Owen agreed to waive any right to payments under the Company’s annual incentive program for Fiscal 2012.

76	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

     If Mr. Owen’s employment with the Company is terminated by the Company for “cause” or by Mr. Owen for any reason, then his entitlement to benefits under the SERP will be governed by the terms and conditions of the SERP. For this purpose, “cause” means: (i) fraud, misappropriation, embezzlement or any act of material misconduct against the Company, any of its affiliates, or stockholders; (ii) conviction of a felony involving a crime of moral turpitude; (iii) willful or knowing violation of the CSC Code of Ethics and Standards of Conduct, or any rules or regulations of any governmental or regulatory body material to the business of the Company; (iv) substantial and willful failure to render services in accordance with the terms of this Agreement (other than as a result of illness, accident or other physical or mental incapacity); or (v) failure or unwillingness to cooperate in any internal investigation; provided that with respect to clauses (iv) and (v), Cause shall not exist unless (A) the Company delivers a written statement to the executive at least 15 days prior to termination identifying the grounds for terminating the executive for Cause and (B) the executive has thereafter failed to remedy such grounds within 15 days of receiving the written statement.

     Mr. Owen’s employment terminated without cause on June 22, 2012.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	77

PROPOSAL 2 - ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

     In accordance with Section 14A of the Exchange Act we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the 2012 Summary Compensation Table and related compensation tables and narrative, which provide detailed information on our compensation policies and practices and our named executive officers’ compensation. As disclosed in the Compensation Discussion & Analysis, the Company’s compensation programs focus on aligning pay to performance.

     The actual incentive compensation realized by our Named Executive Officers for Fiscal 2012 reflects our performance relative to our goals:

  Fiscal 2012 Revenue, Operating Income, Free Cash-Flow, and Earnings Per Share – the financial measures of performance used in our Annual Management Incentive Plan (“AMIP”) – resulted in annual incentive compensation payments at 0% of target. See “Annual Incentive Compensation – Fiscal 2012 Financial Results and AMIP Payout” for details.

  Company performance over the three-year period ending with Fiscal 2012 resulted in all Performance Share Units for that period being forfeited. See “Long-Term Incentive Compensation – Fiscal 2010 Performance Share Units Results” above for details.

     Stock options granted at $38.55 in June 2011 have no intrinsic value as of the date hereof, and restricted stock units granted in May 2011 have declined in potential value.

     The Compensation Committee has taken Fiscal 2012 performance into account in setting compensation for the NEOs for Fiscal 2013.

     We believe that the information provided in this proxy statement demonstrates that our compensation policies and practices are aligned with our stockholder’s interests and reward our Named Executive Officers for performance. We are therefore asking our stockholders to approve the following advisory resolution at the 2012 Annual Meeting of Stockholders:

     RESOLVED, that the stockholders of Computer Sciences Corporation approve, on an advisory basis, the compensation of the Named Eexecutive Officers, as disclosed in the Computer Sciences Corporation 2012 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

     The vote on the compensation of our Named Executive Officers as disclosed in this proxy statement is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2013 annual meeting of stockholders. The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

78	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

PROPOSAL 3 - RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending March 29, 2013. As a matter of good corporate governance, the Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification at the Annual Meeting. If stockholders do not ratify the appointment of the independent auditors, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2014 Fiscal Year.

     We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting. He will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Fees

     The following table summarizes the aggregate fees billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which include Deloitte Consulting, for services provided during the last two fiscal years:

	FY2012	FY2011
Audit Fees[1]	$18,358,000	$10,242,000
Audit-Related Fees[2]	2,057,000	2,312,000
Tax Fees[3]	3,754,000	2,983,000
All Other Fees[4]	47,000	258,000
	$24,216,000	$15,795,000
____________________

1.	Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and the audit of our internal control over financial reporting.
2.	Consists primarily of fees for third party data center reviews, accounting research, employee benefit plan audits and a carve-out audit for a divestiture.
3.	Consists of fees for tax compliance and consultation, and expatriate tax services.
4.	Consists primarily of technical training services.

Pre-Approval Policy

     The Audit Committee pre-approves all audit, audit-related and tax and all other services to be provided by the independent auditors. The Committee has delegated to its Chairman the authority to pre-approve services to be provided by the independent auditors. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte &
Touche LLP as independent auditors for Fiscal Year 2013.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	79

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires CSC directors and executive officers, and persons who own more than 10% of the CSC stock, to file with the SEC initial reports of ownership and reports of changes in ownership of CSC stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all of our executive officers, directors and greater than 10% beneficial owners filed the reports required under Section 16(a) on a timely basis.

Business for 2013 Annual Meeting

     Stockholder Proposals. For a stockholder proposal to be considered for inclusion in CSC’s proxy statement for the 2013 Annual Meeting, the written proposal must be received by CSC’s Corporate Secretary at our principal executive offices not later than February 22, 2013. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in CSC’s proxy statement is instead a reasonable time before CSC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

     Corporate Secretary
     CSC
     3170 Fairview Park Drive
     Falls Church, Virginia 22042
     Facsimile: (703) 641-3168

     Stockholders seeking to nominate directors at the 2013 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in CSC’s proxy statement for the 2013 Annual Meeting must comply with the advance notice deadlines contained in CSC’s Bylaws. The Bylaws provide that any such notice must be given not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the 90th day prior to the upcoming annual meeting and (y) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by CSC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of CSC are listed. For the 2013 Annual Meeting, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:

  not earlier than the close of business on April 9, 2013; and

  not later than the close of business on May 9, 2013.
80	COMPUTER SCIENCES CORPORATION	2012 Proxy Statement

Householding; Availability of 2012 Annual Report and Proxy Statement

     The SEC permits the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

     If you would like an additional copy of the 2012 Annual Report or this proxy statement, these documents are available on the Company’s Website, www.csc.com, under “Investor Relations/SEC Filings.” They are also available without charge to any stockholder, upon request, by calling 800.542.3070 or writing to:

     Investor Relations
     CSC
     3170 Fairview Park Drive
     Falls Church, VA 22042

     If you share the same address with other CSC stockholders and would like to start or stop householding for your account, you can call 800.542.1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

     If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	81

Appendix A - INDEPENDENCE STANDARDS

     A director is “independent” if the Board of Directors has determined that he or she has no material relationship with Computer Sciences Corporation or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.

The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.

The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.

(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.

The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

     An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

COMPUTER SCIENCES CORPORATION	2012 Proxy Statement	A-1

CSC INVESTOR RELATIONS 3170 FAIRVIEW PARK DRIVE FALLS CHURCH, VIRGINIA 22042
VOTE BY INTERNET - www.proxyvote.com
Use the Internet up until 11:59 p.m. Eastern Daylight Time on August 6, 2012 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Computer Sciences Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1.800.690.6903
To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Daylight Time on August 6, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Computer Sciences Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Proxy voting instructions for shares held in the Company's Matched Asset Plan must be given by 11:59 p.m. Eastern Daylight Time on August 2, 2012.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M47962-P27626	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COMPUTER SCIENCES CORPORATION
The Board of Directors recommends a vote "FOR" each of the nominees in Proposal 1, "FOR" Proposals 2 and Proposal 3

Vote On Directors
1.	To elect nine nominees to the CSC Board of Directors		For	Against	Abstain
Nominees:
	1a.	Irving W. Bailey, II	☐	☐	☐

	1b.	David J. Barram	☐	☐	☐

	1c.	Stephen L. Baum	☐	☐	☐

	1d.	Erik Brynjolfsson	☐	☐	☐

	1e.	Rodney F. Chase	☐	☐	☐

	1f.	Judith R. Haberkorn	☐	☐	☐

	1g.	J. Michael Lawrie	☐	☐	☐

	1h.	Chong Sup Park	☐	☐	☐

	1i.	Lawrence A. Zimmerman	☐	☐	☐

To provide comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Vote On Proposals		For	Against	Abstain

2.	Approval, by non-binding vote, of executive compensation	☐	☐	☐

3.	Ratification of the appointment of independent auditors	☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or duciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE TO STOCKHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require CSC to transfer stockholder accounts when they meet that state's criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder's possession is cancelled on the records of CSC's transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted CSC's transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that CSC has your current address. If you have moved, please provide your new address to CSC's transfer agent: Computershare, P.O. Box 358015, Pittsburgh, PA 15252-8015; telephone 800.676.0654; and Internet address: www.bnymellon.com/shareowner/equityaccess. Please inform Computershare if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC Shareholder Services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify the CSC Service Center (telephone 877.612.2211) of any address change or their local Human Resources representative if not supported by the CSC Service Center.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M47963-P27626

COMPUTER SCIENCES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 7, 2012

       The undersigned hereby appoints J. MICHAEL LAWRIE, PAUL N. SALEH and M. LOUISE TURILLI, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042, at 10:00 a.m., Eastern Daylight Time, on August 7, 2012, and at any adjournments or postponements thereof, and to consider and to vote on any other matter properly coming before the meeting.

       If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

       This card also provides voting instructions for shares, if any, held in the Company's Matched Asset Plan.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR 1) THE ELECTION OF DIRECTORS, 2) APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AND 3) RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. SHARES ALLOCATED TO THIS ACCOUNT AND HELD IN THE COMPANY'S MATCHED ASSET PLAN AND NOT TIMELY VOTED WILL BE VOTED AS PROVIDED ABOVE, UNLESS THE BANK OF NEW YORK (THE TRUSTEE FOR THOSE SHARES) DETERMINES TO VOTE THOSE SHARES OTHERWISE, CONSISTENT WITH ITS OBLIGATIONS UNDER ERISA.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PROXY
If you do not timely vote by Internet, telephone or mailing your completed proxy card, or by attending the meeting and voting by ballot, these shares cannot be voted except for non-voted shares allocated to this MAP account, which will be voted as set forth above.